             As filed with the Securities and Exchange Commission on May 9, 2006
                                                      Registration No. 333-_____


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                          ----------------------------
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          -----------------------------

                          ONE VOICE TECHNOLOGIES, INC.
                 (Name of small business issuer in its charter)

                NEVADA                                   95-4714338
     (State or other Jurisdiction                     (I.R.S. Employer
   of Incorporation or Organization)                 Identification No.)

                                      7372
                          (Primary Standard Industrial
                           Classification Code Number)

                        4275 EXECUTIVE SQUARE, SUITE 200
                           LA JOLLA, CALIFORNIA 92037
                                 (858) 552-4466

        (Address and telephone number of principal executive offices and principal place of business)

                                   DEAN WEBER
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          ONE VOICE TECHNOLOGIES, INC.
                        4275 EXECUTIVE SQUARE, SUITE 200
                           LA JOLLA, CALIFORNIA 92037
                                 (858) 552-4466
            (Name, address and telephone number of agent for service)

                                   Copies to:
                             DARRIN M. OCASIO, ESQ.
                              ERIC A. PINERO, ESQ.
                       SICHENZIA ROSS FRIEDMAN FERENCE LLP
                     1065 AVENUE OF THE AMERICAS, 21ST FLR.
                            NEW YORK, NEW YORK 10018
                                 (212) 930-9700
                              (212) 930-9725 (FAX)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ] ________



                                                CALCULATION OF REGISTRATION FEE

-------------------------------------------------- ------------------- ------------------ -------------------- ---------------
    TITLE OF EACH CLASS OF SECURITIES TO BE          AMOUNT TO BE          PROPOSED            PROPOSED           AMOUNT OF
                   REGISTERED                       REGISTERED (1)         MAXIMUM              MAXIMUM         REGISTRATION
                                                                        OFFERING PRICE         AGGREGATE             FEE
                                                                        PER SHARE (2)       OFFERING PRICE
-------------------------------------------------- ------------------- ------------------ -------------------- ---------------
Common stock, $.001 par value issuable upon          100,050,000 (3)        $.027              $2,701,350.00         $289.04
conversion of the convertible notes
-------------------------------------------------- ------------------- ------------------ -------------------- ---------------
Common stock, $.001 par value issuable upon          104,227,514 (4)        $.027              $2,814,142.88         $300.11
exercise of Class A warrants
-------------------------------------------------- ------------------- ------------------ -------------------- ---------------
Common stock, $.001 par value issuable upon           84,817,715 (5)        $.027              $2,290,078.31         $245.04
exercise of Class B warrants
-------------------------------------------------- ------------------- ------------------ -------------------- ---------------
                                       Total         289,095,229                               $7,805,571.19         $835.19
-------------------------------------------------- ------------------- ------------------ -------------------- ---------------


(1) Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of secured convertible notes and the exercise of warrants held by the selling stockholders. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the secured convertible notes and exercise of the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the secured convertible notes and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the secured convertible notes and upon exercise of the warrants to account for market fluctuations, and antidilution and price protection adjustments, respectively. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price, result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on May 8, 2006, which was $.027 per share.

(3) Includes (i) 52,500,000 shares of common stock underlying convertible notes issued pursuant to our March 2006 Subscription Agreement; (ii) 24,300,000 shares of common stock underlying convertible notes issued pursuant to our May 2006 Subscription Agreement; (iii) 22,500,000 shares underlying convertible notes issued pursuant to our 2005 Subscription Agreement; and (iv) 750,000 shares underlying convertible notes issued pursuant to our 2004 Subscription Agreements. In addition, includes a good faith estimate (150%) of the shares underlying convertible notes to account for market fluctuations.

(4) Includes (i) 50,972,110 shares underlying our Class A common stock purchase warrants issued pursuant to our March 2006 Subscription Agreement (ii) 19,968,783 shares underlying our Class A common stock purchase warrants issued pursuant to our 2005 Subscription Agreement; and (iii) 33,286,621 shares underlying our Class A common stock purchase warrants issued pursuant to our 2004 Subscription Agreements.

(5) Includes (i) 47,562,522 shares underlying our Class B common stock purchase warrants issued pursuant to our 2005 Subscription Agreement; and (ii) 37,255,193 shares underlying our Class B common stock purchase warrants issued pursuant to our 2004 Subscription Agreements.

                            ________________________

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

         PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED MAY 9, 2006

                          ONE VOICE TECHNOLOGIES, INC.
                              289,095,229 SHARES OF
                                  COMMON STOCK

         This prospectus relates to the resale by the selling stockholders of up to 289,095,229 shares of our common stock, including up to (i) 52,500,000 shares of common stock underlying secured convertible notes in a principal amount of $700,000 issued pursuant to our March 2006 Subscription Agreement; (ii) 24,300,000 shares of common stock underlying secured convertible notes in a principal amount of $324,000 issued pursuant to our May 2006 Subscription Agreement; (iii) 22,500,000 shares of common stock underlying convertible notes in a remaining principal amount of $300,000 issued pursuant to our 2005 Subscription Agreement; (iv) 750,000 shares of common stock underlying convertible notes in a remaining principal amount of $10,000 issued pursuant to our 2004 Subscription Agreements; (v) 50,972,110 shares of common stock issuable upon the exercise of Class A common stock purchase warrants at a price of $.045 per share issued pursuant to our March 2006 Subscription Agreement, (vi) 19,968,783 shares of common stock issuable upon the exercise of our remaining Class A common stock purchase warrants at a price of $.013 per share issued pursuant to our 2005 Subscription Agreement; (vii) 33,286,621 shares of common stock issuable upon the exercise of our remaining Class A common stock purchase warrants at a price of $.013 per share issued pursuant to our 2004 Subscription Agreements; (viii) 47,562,522 shares of common stock issuable upon the exercise of Class B common stock purchase warrants at a price of $.013 per share issued pursuant to our 2005 Subscription Agreement; and (xv) 37,255,193 shares of common stock issuable upon the exercise of our remaining Class B common stock purchase warrants at a price of $.013 per share issued pursuant to our 2004 Subscription Agreements. The secured convertible notes issued pursuant to our March and May 2006 Subscription Agreement are convertible into our common stock at the lower of (i) $0.043 or (ii) 80% of the average of the three lowest closing bid prices for our common stock for the 30 trading days prior to, but not including, the conversion date as reported by Bloomberg, L.P. on any principal market or exchange where our common stock is listed or traded. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.

         Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol "ONEV". The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on May 8, 2006, was $.027.

  INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS. SEE "RISK FACTORS"
                             BEGINNING ON PAGE 11.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is ________, 2006.

         The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by One Voice Technologies, Inc. with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.



                                TABLE OF CONTENTS

Cautionary Note Regarding Forward-Looking Statements                                            6
Prospectus Summary                                                                              7
Risk Factors                                                                                   11
Use Of Proceeds                                                                                16
Market For Common Equity And Related Stockholder Matters                                       16
Management's Discussion And Analysis Of Financial Condition And Results Of Operations          17
Description Of Business                                                                        22
Description Of Property                                                                        25
Legal Proceedings                                                                              25
Management                                                                                     26
Executive Compensation                                                                         27
Certain Relationships And Related Transactions                                                 29
Security Ownership Of Certain Beneficial Owners And Management                                 29
Description Of Securities                                                                      30
Commission's Position On Indemnification For Securities Act Liabilities                        30
Plan Of Distribution                                                                           31
Selling Stockholders                                                                           32
Legal Matters                                                                                  36
Experts                                                                                        36
Changes In And Disagreements With Accountants On Accounting And Financial Disclosure           37
Available Information                                                                          37
Index to Consolidated Financial Statements                                                    F-1


              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus and any prospectus supplement contain forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events.

         In some cases, you can identify forward-looking statements by words such as "may," "should," "expect," "plan," "could," "anticipate," "intend," "believe," "estimate," "predict," "potential," "goal," or "continue" or similar terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.

         Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

                               PROSPECTUS SUMMARY

         The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.

                          ONE VOICE TECHNOLOGIES, INC.

OUR BUSINESS

         We are a voice recognition technology company with over $43 million invested in research and development and deployment of more than 20 million products worldwide in seven languages. To date, our customers include: Walt Disney Internet Group, Warner Home Video, Golden State Cellular, Inland Cellular, Eloqui Wireless, Cell One of Amarillo, Panhandle Telephone Cooperative, Plateau Wireless, West Central Wireless, Telispire PCS, NewEgg.com, PC Alchemy, CompUSA, Dell.com and Cannon PC. Based on our patented technology, we offer voice solutions for the Telecom and Interactive Multimedia markets. Our telecom solutions allow business and consumer phone users to voice dial, group conference call, read and send e-mail and instant message, all by voice. We offer PC Original Equipment Manufacturers (OEM's) the ability to bundle a complete voice interactive computer assistant which allows PC users to talk to their computers to quickly play digital media (music, videos, DVD), along with read and send e-mail messages, SMS text messaging to mobile phones, PC-to-Phone calling (VoIP) and PC-to-PC audio/video. We believe that we are strongly positioned across these markets with our patented voice technology.

         We believe that the presence of voice technology as an interface in mobile communications and PC computing is of paramount importance. Voice interface technology makes portable communications products mobile, more effective and safer to use and it makes communicating with a PC to play digital content, such as music, videos and photos, easier for consumers. Our development efforts currently are focused on the Telecom and PC multimedia markets and more specifically on mobile communications from a cell phone, directory assistance and in-home digital media access.

         We are listed on the Over-The-Counter Bulletin Board under the symbol "ONEV". We are incorporated in the State of Nevada and we commenced operations on July 14, 1999. Our principal executive offices are located at 4275 Executive Square, Suite 200, La Jolla, California 92037, and our telephone number is (858) 552-4466.

The Offering

Common stock offered by selling stockholders...............Up to 289,095,229 shares, including the following:

                                                           - up to (i) 52,500,000 shares of common stock underlying secured convertible notes in a principal amount of $700,000 issued pursuant to our March 2006 Subscription Agreement; (ii) 24,300,000 shares of common stock underlying secured convertible notes in a principal amount of
                                                             $324,000 issued pursuant to our May 2006 Subscription Agreement; (iii)
                                                             22,500,000 shares of common stock underlying convertible notes in a remaining principal amount of $300,000 issued pursuant to our 2005
                                                             Subscription Agreement; and (iv) 750,000 shares of common stock underlying secured convertible notes in a remaining principal amount of
                                                             $10,000 issued pursuant to our 2004 Subscription Agreement (includes a good faith estimate of the shares underlying convertible notes to account for market fluctuations and antidilution protection adjustments, respectively),

                                                           - up to (i) 50,972,110 shares of common stock issuable upon the exercise of Class A common stock purchase warrants at a price of $.045 per share issued pursuant to our March 2006 Subscription Agreement, (ii)
                                                             19,968,783 shares of common stock issuable upon the exercise of our remaining Class A common stock purchase warrants at a price of $.013 per share issued pursuant to our 2005 Subscription Agreement; (iii)
                                                             33,286,621 shares of common stock issuable upon the exercise of our remaining Class A common stock purchase warrants at a price of $.013 per share issued pursuant to our 2004 Subscription Agreement; (iv)
                                                             47,562,522 shares of common stock issuable upon the exercise of Class B common stock purchase warrants at a price of $.013 per share issued pursuant to our 2005 Subscription Agreement; and (v) 37,255,193 shares of common stock issuable upon the exercise of our remaining Class B common stock purchase warrants at a price of $.013 per share issued pursuant to our 2004 Subscription Agreement (includes a good faith estimate of the shares underlying warrants to account for antidilution protection adjustments),

                                                             This number represents 61.31% of our current outstanding stock.

                                                                 7


Common stock to be outstanding after the offering..........Up to 760,602,249 shares

Use of proceeds............................................We will not receive any proceeds from the sale of the common stock.
                                                           However, we will receive the sale price of any common stock we sell to the selling stockholders upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes. However, the selling stockholders will be entitled one year after the closing date to exercise up to the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholders exercise the warrants on a cashless basis, then we will not receive any proceeds from the exercise of those warrants. The proceeds received from the sale of the secured convertible notes will be used for working capital needs.


Over-The-Counter Bulletin Board Symbol.....................ONEV


         The above information regarding common stock to be outstanding after the offering is based on 471,507,020 shares of common stock outstanding as of May 8, 2006 and assumes the subsequent conversion of our issued secured convertible notes and exercise of warrants by our selling stockholders, although there can be no assurances that any warrants will be exercised.

EXPLANATORY NOTE: In addition to the shares of our common stock underlying our secured convertible notes issued under our March and May 2006 Subscription Agreements, and shares underlying our Class A common stock purchase warrants issued under our March 2006 Subscription Agreement, all of which we are initially registering in this prospectus, we are also re-registering shares of our common stock underlying the remaining principal amount of our convertible notes in the amount of $300,000 and $10,000, issued under our March 2005 and 2004 Subscription Agreements, respectively, together with the remaining Class A and Class B warrants, which we previously registered on Form SB-2 (File Nos. 333-124132 and 333-118831) to update the registration of the remaining amount of such shares. Further, we are registering shares of our common stock underlying our Class B common stock purchase warrants which were granted piggy-back registration rights under our March 2005 Subscription Agreement.

MAY 2006 SUBSCRIPTION AGREEMENT

         On May 5, 2006, we completed a private placement pursuant to a Subscription Agreement which we entered into with several accredited and/or qualified institutional investors pursuant to which the investors subscribed to purchase an aggregate principal amount of $324,000 in 6% secured convertible promissory notes.

         The secured convertible notes bear simple interest at 6% per annum payable upon each conversion, June 1, 2006 and semi-annually thereafter, and mature 2 years after the date of issuance. Each investor shall have the right to convert the secured convertible notes after the date of issuance at any time, until paid in full, at the election of the investor into fully paid and nonassessable shares of our common stock. The conversion price per share shall be the lower of (i) $0.043 or (ii) 80% of the average of the three lowest closing bid prices for our common stock for the 30 trading days prior to, but not including, the conversion date as reported by Bloomberg, L.P. on any principal market or exchange where our common stock is listed or traded. The conversion price is adjustable in the event of any stock split or reverse stock split, stock dividend, reclassification of common stock, recapitalization, merger or consolidation. In addition, the conversion price of the secured convertible notes will be adjusted in the event that we spin off or otherwise divest ourselves of a material part of our business or operations or dispose all or a portion of our assets.

         We are obligated to file a registration statement registering the shares of our common stock issuable upon conversion of the secured promissory notes and exercise of the Class A warrants no later than 45 days after the closing date and cause it to be declared effective within 120 days after the closing date. If we do not meet the aforementioned filing and effectiveness deadlines, we shall pay to each investor an amount equal to 1% for the first 30 days or part thereof of the pendency of such non-registration event and 2% for each 30 days or part thereof thereafter, of the purchase price of the secured convertible notes remaining unconverted and purchase price of the shares of our common stock issued upon conversion of the notes.

MARCH 2006 SUBSCRIPTION AGREEMENT

         On March 20, 2006, we completed a private placement pursuant to a Subscription Agreement which we entered into with several accredited and/or qualified institutional investors dated as of March 17, 2006, pursuant to which the investors subscribed to purchase an aggregate principal amount of $700,000 in 6% secured convertible promissory notes and 1 Class A common stock purchase warrant for each 1 share which would be issued on the closing date assuming full conversion of the secured convertible notes issued on the closing date.

         The secured convertible notes bear simple interest at 6% per annum payable upon each conversion, June 1, 2006 and semi-annually thereafter, and mature 2 years after the date of issuance. Each investor shall have the right to convert the secured convertible notes after the date of issuance at any time, until paid in full, at the election of the investor into fully paid and nonassessable shares of our common stock. The conversion price per share shall be the lower of (i) $0.043 or (ii) 80% of the average of the three lowest closing bid prices for our common stock for the 30 trading days prior to, but not including, the conversion date as reported by Bloomberg, L.P. on any principal market or exchange where our common stock is listed or traded. The conversion price is adjustable in the event of any stock split or reverse stock split, stock dividend, reclassification of common stock, recapitalization, merger or consolidation. In addition, the conversion price of the secured convertible notes will be adjusted in the event that we spin off or otherwise divest ourselves of a material part of our business or operations or dispose all or a portion of our assets. Our obligation to repay all principal, and accrued and unpaid interest under the convertible notes is secured by all of our assets pursuant to a certain Security Agreement dated as of February 16, 2006, which also secures the remaining principal amount of our convertible notes in the aggregate amount of $1,115,000 which we issued on March 18, 2005 and July 13, 2005 to certain of the investors participating in this new private placement.

         We issued an aggregate of 50,972,111 Class A common stock purchase warrants to the investors, representing 1 Class A warrant issued for each 1 share which would be issued on the closing date assuming full conversion of the secured convertible notes issued on the closing date. The Class A warrants are exercisable until four years from the closing date at an exercise price of $0.045 per share. The exercise price of the Class A warrants will be adjusted in the event of any stock split or reverse stock split, stock dividend, reclassification of common stock, recapitalization, merger or consolidation. In addition, the exercise price of the warrants will be adjusted in the event that we spin off or otherwise divest ourselves of a material part of our business or operations or dispose all or a portion of our assets.

         We are obligated to file a registration statement registering the shares of our common stock issuable upon conversion of the secured promissory notes and exercise of the Class A warrants no later than 45 days after the closing date and cause it to be declared effective within 120 days after the closing date. If we do not meet the aforementioned filing and effectiveness deadlines, we shall pay to each investor an amount equal to 1% for the first 30 days or part thereof of the pendency of such non-registration event and 2% for each 30 days or part thereof thereafter, of the purchase price of the secured convertible notes remaining unconverted and purchase price of the shares of our common stock issued upon conversion of the notes.

         On May 5, 2006, we entered into a letter agreement with the investors under which the parties agreed to extend the date we are required to file the registration statement to May 9, 2006 in order to permit the registration of the shares underlying our secured convertible notes issued on May 5, 2006.

MARCH 2005 SUBSCRIPTION AGREEMENT

         In addition, we are registering shares of our common stock in this prospectus underlying our convertible notes in the remaining principal amount of $300,000 and our remaining Class A and Class B common stock purchase warrants which we issued pursuant to our March 2005 Subscription Agreement.

         The convertible notes bear simple interest at 6% per annum payable upon each conversion, June 1, 2005 and semi-annually thereafter and mature 3 years after the date of issuance. Each investor shall have the right to convert the convertible notes after the date of issuance and at any time, until paid in full, at the election of the investor into fully paid and nonassessable shares of our common stock. The conversion price per share shall be the lower of (i) $0.047 or (ii) 80% of the average of the three lowest closing bid prices for our common stock for the 30 trading days prior to, but not including, the conversion date as reported by Bloomberg, L.P. on any principal market or exchange where our common stock is listed or traded. The conversion price is adjustable in the event of any stock split or reverse stock split, stock dividend, reclassification of common stock, recapitalization, merger or consolidation. In addition, the conversion price of the convertible notes will be adjusted in the event that we spin off or otherwise divest ourselves of a material part of our business or operations or dispose all or a portion of our assets.

         The Class A warrants are exercisable until four years from the initial closing date at an exercise price of $0.013 per share. The Class B warrants are exercisable until four years from the initial closing date at an exercise price of $0.013 per share. The holder of the Class B warrants will be entitled to purchase one share of common stock upon exercise of the Class B warrants for each share of common stock previously purchased upon exercise of the Class A warrants. The exercise price of the Class A and Class B warrants will be adjusted in the event of any stock split or reverse stock split, stock dividend, reclassification of common stock, recapitalization, merger or consolidation. In addition, the exercise price of the warrants will be adjusted in the event that we spin off or otherwise divest ourselves of a material part of our business or operations or dispose all or a portion of our assets.

2004 SUBSCRIPTION AGREEMENTS

         Further, we are registering shares of our common stock in this prospectus underlying our convertible notes in the remaining principal amount of $10,000 and our remaining Class A and Class B common stock purchase warrants which we issued pursuant to our 2004 Subscription Agreements. The convertible notes bear simple interest at 7% per annum payable upon each conversion, June 1, and semi-annually thereafter, and mature 2 years after the date of issuance. Each investor shall have the right to convert the secured convertible notes after the date of issuance at any time, until paid in full, at the election of the investor into fully paid and nonassessable shares of our common stock. The conversion price per share shall be the lower of (i) $0.043 or (ii) 80% of the average of the three lowest closing bid prices for our common stock for the 30 trading days prior to, but not including, the conversion date as reported by Bloomberg, L.P. on any principal market or exchange where our common stock is listed or traded.

         The Class A warrants are exercisable until four years from the initial closing date at an exercise price of $0.013 per share. The Class B warrants are exercisable until four years from the initial closing date at an exercise price of $0.013 per share. The holder of the Class B warrants will be entitled to purchase one share of common stock upon exercise of the Class B warrants for each share of common stock previously purchased upon exercise of the Class A warrants. The exercise price of the Class A and Class B warrants will be adjusted in the event of any stock split or reverse stock split, stock dividend, reclassification of common stock, recapitalization, merger or consolidation. In addition, the exercise price of the warrants will be adjusted in the event that we spin off or otherwise divest ourselves of a material part of our business or operations or dispose all or a portion of our assets.

**With respect to all the financing arrangements set forth above, we claim an exemption from the registration requirements of the Act for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the investors were accredited investors and/or qualified institutional buyers, the investors had access to information about us and their investment, the investors took the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

                                  RISK FACTORS

         This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

                   RISKS RELATED TO OUR BUSINESS AND INDUSTRY

WE HAVE A HISTORY OF LOSSES. WE EXPECT TO CONTINUE TO INCUR LOSSES, AND WE MAY NEVER ACHIEVE AND SUSTAIN PROFITABILITY.

         Since inception, we have incurred significant losses and have negative cash flows from operations. For the year ended December 31, 2005 and 2004, we incurred a net loss of $1,546,000 and $8,752,000, respectively. These factors, among others discussed in Note 1 to the financial statements, raise substantial doubt about the ability to continue as a going concern. We expect to continue to incur net losses until sales generate sufficient revenues to fund our continuing operations. We may fail to achieve significant revenues from sales or achieve or sustain profitability. There can be no assurance of when, if ever, we will be profitable or be able to maintain profitability.

IF WE DO NOT BECOME PROFITABLE WE MAY NOT BE ABLE TO CONTINUE OUR OPERATIONS.

         Our future sales and profitability depend in part on our ability to demonstrate to prospective customers the potential performance advantages of using voice interface software. To date, commercial sales of our software have been limited.

WE HAVE A LIMITED OPERATING HISTORY WHICH MAKES IT DIFFICULT TO EVALUATE OUR BUSINESS.

         Our current corporate entity commenced operations in 1999 and has a limited operating history. We have limited financial results on which you can assess our future success. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by growing companies in new and rapidly evolving markets, such as voice recognition software, media delivery systems and electronic commerce.


         To address the risks and uncertainties we face, we must:

              o establish and maintain broad market acceptance of our products and services and convert that acceptance into direct and indirect sources of revenues;

              o      maintain and enhance our brand name;

              o continue to timely and successfully develop new products, product features and services and increase the functionality and features of existing products;

              o successfully respond to competition, including emerging technologies and solutions; and

              o develop and maintain strategic relationships to enhance the distribution, features and utility of our products and services.

IF WE ARE UNABLE TO OBTAIN ADDITIONAL FUNDING OUR BUSINESS OPERATIONS WILL BE HARMED.

         We believe that our available short-term assets and investment income will be sufficient to meet our operating expenses and capital expenditures through the end of fiscal year 2006. We do not know if additional financing will be available when needed, or if it is available, if it will be available on acceptable terms. Insufficient funds may prevent us from implementing our business strategy or may require us to delay, scale back or eliminate certain contracts for the provision of voice interface software.

OUR OPERATING RESULTS ARE LIKELY TO FLUCTUATE SIGNIFICANTLY.

         As a result of our limited operating history and the rapidly changing nature of the markets in which we compete, our quarterly and annual revenues and operating results are likely to fluctuate from period to period. These fluctuations may be caused by a number of factors, many of which are beyond our control. These factors include the following, as well as others discussed elsewhere in this section:

              o how and when we introduce new products and services and enhance our existing products and services;

              o our ability to attract and retain new customers and satisfy our customers' demands;

              o the timing and success of our brand-building and marketing campaigns;

              o our ability to establish and maintain strategic relationships;

              o      our ability to attract, train and retain key personnel;

              o      the demand for voice recognition applications;

              o      the emergence and success of new and existing competition;

              o varying operating costs and capital expenditures related to the expansion of our business operations and infrastructure, domestically and internationally, including the hiring of new employees;

              o technical difficulties with our products, system downtime, system failures or interruptions in Internet access;

              o changes in the mix of products and services that we sell to our customers;

              o costs and effects related to the acquisition of businesses or technology and related integration; and

              o      costs of litigation and intellectual property protection.

         In addition, because the market for our products and services is relatively new and rapidly changing, it is difficult to predict future financial results.

         For these reasons, you should not rely on period-to-period comparisons of our financial results, if any, as indications of future results. Our future operating results could fall below the expectations of public market analysts or investors and significantly reduce the market price of our common stock. Fluctuations in our operating results will likely increase the volatility of our stock price.

         We are in the starting stages of our business plan and are therefore more vulnerable to unexpected or uncontrollable business and economic forces. Unknown software errors may not be corrected in time to develop a sustainable customer base. Unfavorable product reviews or news reports could squelch early sales efforts. A competitor may quickly release a better version of a similar product before we can complete our development efforts. Economic conditions such as a national or world recession, international trade restrictions on computer product sales, or a slowdown in new technology growth could reduce our revenues below financially-healthy levels. The risks of a development-stage company include the possible loss of all investment funds by investors.

OUR CURRENT AND POTENTIAL COMPETITORS, SOME OF WHOM HAVE GREATER RESOURCES THAN WE DO, MAY DEVELOP PRODUCTS AND TECHNOLOGIES THAT MAY CAUSE DEMAND FOR, AND THE PRICES OF, OUR PRODUCTS TO DECLINE.

         A number of companies have developed, or are expected to develop, products that compete with our products. Competitors in the voice interface software market include IBM, Scansoft and Nuance. We expect additional competition from other companies such as Microsoft, who has recently made investments in, and acquired, voice interface technology companies. Furthermore, our competitors may combine with each other, and other companies may enter our markets by acquiring or entering into strategic relationships with our competitors. Current and potential competitors have established, or may establish, cooperative relationships among themselves or with third parties to increase the abilities of their advanced speech and language technology products to address the needs of our prospective customers.

         Many of our current and potential competitors have longer operating histories, significantly greater financial, technical, product development and marketing resources, greater name recognition and larger customer bases than we do. Our present or future competitors may be able to develop products comparable or superior to those we offer, adapt more quickly than we do to new technologies, evolving industry trends and standards or customer requirements, or devote greater resources to the development, promotion and sale of their products than we do. Accordingly, we may not be able to compete effectively in our markets, competition may intensify and future competition may harm our business.

ANY INABILITY TO ADEQUATELY PROTECT OUR PROPRIETARY TECHNOLOGY COULD HARM OUR ABILITY TO COMPETE.

         Our future success and ability to compete depends in part upon our proprietary technology and our trademarks, which we attempt to protect with a combination of patent, copyright, trademark and trade secret laws, as well as with our confidentiality procedures and contractual provisions. These legal protections afford only limited protection and are time-consuming and expensive to obtain and/or maintain. Further, despite our efforts, we may be unable to prevent third parties from infringing upon or misappropriating our intellectual property.

         We have recently been issued three patents covering the United States, Australia, China and parts of Europe. Any patents that are issued to us could be invalidated, circumvented or challenged. If challenged, our patents might not be upheld or their claims could be narrowed. Our intellectual property may not be adequate to provide us with competitive advantage or to prevent competitors from entering the markets for our products. Additionally, our competitors could independently develop non-infringing technologies that are competitive with, equivalent to, and/or superior to our technology. Monitoring infringement and/or misappropriation of intellectual property can be difficult, and there is no guarantee that we would detect any infringement or misappropriation of our proprietary rights. Even if we do detect infringement or misappropriation of our proprietary rights, litigation to enforce these rights could cause us to divert financial and other resources away from our business operations. Further, we license our products internationally, and the laws of some foreign countries do not protect our proprietary rights to the same extent as do the laws of the United States.

OUR PRODUCTS MAY INFRINGE UPON THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS AND RESULTING CLAIMS AGAINST US COULD BE COSTLY AND REQUIRE US TO ENTER INTO DISADVANTAGEOUS LICENSE OR ROYALTY ARRANGEMENTS.

         The software industry is characterized by the existence of a large number of patents and frequent litigation based on allegations of patent infringement and the violation of intellectual property rights. Although we attempt to avoid infringing upon known proprietary rights of third parties, we may be subject to legal proceedings and claims for alleged infringement by us or our licensees of third-party proprietary rights, such as patents, trade secrets, trademarks or copyrights, from time to time in the ordinary course of business. Any claims relating to the infringement of third-party proprietary rights, even if not successful or meritorious, could result in costly litigation, divert resources and management's attention or require us to enter into royalty or license agreements which are not advantageous to us. In addition, parties making these claims may be able to obtain injunctions, which could prevent us from selling our products. Furthermore, former employers of our employees may assert that these employees have improperly disclosed confidential or proprietary information to us. Any of these results could harm our business. We may be increasingly subject to infringement claims as the number of, and number of features of, our products grow.

IF THE STANDARDS WE HAVE SELECTED TO SUPPORT ARE NOT ADOPTED AS THE STANDARDS FOR SPEECH-ACTIVATED SOFTWARE, BUSINESSES MIGHT NOT USE OUR SPEECH-ACTIVATED SOFTWARE PLATFORM FOR DELIVERY OF APPLICATIONS AND SERVICES, AND OUR REVENUE GROWTH COULD BE NEGATIVELY AFFECTED.

         The market for speech-activated services software is new and emerging. Certain industry software standards have, however, been established but may change as the technology evolves. We may not be competitive unless our products support changing industry software standards. The emergence of industry standards other than those we have selected to support, whether through adoption by official standards committees or widespread usage, could require costly and time consuming redesign of our products. If these standards become widespread and our products do not support them, our clients and potential clients may not purchase our products, and our revenue growth could be adversely affected. Multiple standards in the marketplace could also make it difficult for us to design our products to support all applicable standards, which could also result in decreased sales of our products.

OUR FAILURE TO RESPOND TO RAPID CHANGE IN THE MARKET FOR SPEECH-ACTIVATED SERVICES SOFTWARE COULD CAUSE US TO LOSE REVENUE AND HARM OUR BUSINESS.

         The speech-activated services software industry is relatively new and rapidly evolving. Our success will depend substantially upon our ability to enhance our existing products and to develop and introduce, on a timely and cost-effective basis, new products and features that meet changing end-user requirements and incorporate technological advancements. If we are unable to develop new products and enhanced functionalities or technologies to adapt to these changes, or if we cannot offset a decline in revenue from existing products with sales of new products, our business will suffer.

         Commercial acceptance of our products and technologies will depend, among other things, on: o the ability of our products and technologies to meet and adapt to the needs of our target markets; o the performance and price of our products as compared to our competitors' products; o our ability to deliver customer service directly and through our resellers; and o the ability of our customers to utilize our product.

              RISKS RELATING TO OUR CURRENT FINANCING ARRANGEMENTS

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR SECURED CONVERTIBLE NOTES AND WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

         As of May 8, 2006, we had 471,507,020 shares of common stock issued and outstanding, secured convertible notes outstanding in the aggregate principal amount of $1,024,000 under our March and May 2006 Subscription Agreements that may be converted into an estimated 52,100,000 shares of common stock at current market prices and outstanding warrants to purchase 51,972,111 shares of common stock pursuant to our March 2006 Subscription Agreement. In addition, the number of shares of common stock issuable upon conversion of the outstanding secured convertible notes may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the secured convertible notes and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR SECURED CONVERTIBLE NOTES COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

         Our obligation to issue shares upon conversion of our secured convertible notes under our March and May 2006 Subscription Agreements is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of our secured convertible notes (excluding accrued interest), based on market prices 25%, 50% and 75% below the market price, as of May 8, 2006 of $0.027.

                                                               Number of Shares
  % Below Market      Price Per Share     Discount of 40%      Issuable
  --------------      ---------------     ---------------      -----------------
  25%                 $.0203              $.0162               63,209,877
  50%                 $.0135              $.0108               94,814,815
  75%                 $.0068              $.0054               189,629,630

         As illustrated, the number of shares of common stock issuable upon conversion of our secured convertible notes will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR SECURED CONVERTIBLE NOTES MAY HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

         The secured convertible notes are convertible into shares of our common stock at a 20% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholders convert and sell material amounts of common stock could have an adverse effect on our stock price. In addition, not only the sale of shares issued upon conversion or exercise of secured convertible notes and warrants, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

THE ISSUANCE OF SHARES UPON CONVERSION OF THE SECURED CONVERTIBLE NOTES AND EXERCISE OF OUTSTANDING WARRANTS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

         The issuance of shares upon conversion of the secured convertible notes and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholders may not convert their secured convertible notes and/or exercise their warrants if such conversion or exercise would cause them to own more than 9.99% of our outstanding common stock, this restriction does not prevent the selling stockholders from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the selling stockholders could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING SECURED CONVERTIBLE NOTES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE SECURED CONVERTIBLE NOTES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.

         In March and May 2006, we entered into a Subscription Agreement for the sale of an aggregate of $1,024,000 principal amount of secured convertible notes. The secured convertible notes are due and payable, with 6% interest, two years from the date of issuance, unless sooner converted into shares of our common stock. Any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Subscription Agreement or related convertible note, the assignment or appointment of a receiver to control a substantial part of our property or business, the filing of a money judgment, writ or similar process against our company in excess of $50,000, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against our company and the delisting of our common stock could require the early repayment of the secured convertible notes, including a default interest rate of 15% on the outstanding principal balance of the notes if the default is not cured with the specified grace period. We anticipate that the full amount of the secured convertible notes will be converted into shares of our common stock, in accordance with the terms of the secured convertible notes. If we were required to repay the secured convertible notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

IF AN EVENT OF DEFAULT OCCURS UNDER THE SECURITIES PURCHASE AGREEMENT, SECURED CONVERTIBLE NOTES, WARRANTS, SECURITY AGREEMENT OR INTELLECTUAL PROPERTY SECURITY AGREEMENT, THE INVESTORS COULD TAKE POSSESSION OF ALL OUR GOODS, INVENTORY, CONTRACTUAL RIGHTS AND GENERAL INTANGIBLES, RECEIVABLES, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER, AND INTELLECTUAL PROPERTY.

         In connection with the March and May 2006 Subscription Agreements, we executed a Security Agreement in favor of the investors granting them a security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. The Security Agreement states that if an event of default occurs under the Subscription Agreement, Secured Convertible Notes, Warrants, or Security Agreement, the investors have the right to take possession of the collateral, to operate our business using the collateral, and have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise to satisfy our obligations under these agreements.

                       RISKS RELATING TO OUR COMMON STOCK

IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

         Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

         The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

              o that a broker or dealer approve a person's account for transactions in penny stocks; and

              o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

         In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

              o obtain financial information and investment experience objectives of the person; and

              o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

         The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

              o sets forth the basis on which the broker or dealer made the suitability determination; and

              o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

         Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

         Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                                 USE OF PROCEEDS

         This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes. However, the selling stockholders will be entitled to exercise the warrants on a cashless basis one year after the closing date if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholders exercise the warrants on a cashless basis, then we will not receive any proceeds from the exercise of those warrants.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Our common stock began trading on the NASDAQ SmallCap Market on October 24, 2000, under the symbol ONEV. Our common stock is currently traded on The Over-The-Counter Bulletin Board under the symbol ONEV.OB. The Over-The-Counter Bulletin Board is sponsored by the National Association of Securities Dealers
(NASD) and is a network of security dealers who buy and sell stocks.

         For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

Year Ended December 31, 2004:                      High              Low
-----------------------------                    --------         --------
First Quarter                                    $   0.05         $   0.02
Second Quarter                                   $   0.22         $   0.01
Third Quarter                                    $   0.16         $   0.08
Fourth Quarter                                   $   0.12         $   0.01

Year Ending December 31, 2005:
-----------------------------
First Quarter                                    $   0.06         $   0.04
Second Quarter                                   $   0.06         $   0.03
Third Quarter                                    $   0.05         $   0.03
Fourth Quarter                                   $   0.03         $   0.02

Year Ending December 31, 2006:
-----------------------------
First Quarter                                    $   0.05         $   0.02

HOLDERS

         As of May 8, 2006, our common stock were held by 174 stockholders of record and we had 471,507,020 shares of common stock issued and outstanding. We believe that the number of beneficial owners is substantially greater than the number of record holders because a significant portion of our outstanding common stock is held of record in broker street names for the benefit of individual investors. The transfer agent of our common stock is Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209.

         We have not declared any dividends to date. We have no present intention of paying any cash dividends on our common stock in the foreseeable future, as we intend to use earnings, if any, to generate growth. The payment by us of dividends, if any, in the future, rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, our capital requirements and our financial condition, as well as other relevant factors. There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

         Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

              o      discuss our future expectations;

              o contain projections of our future results of operations or of our financial condition; and

              o      state other "forward-looking" information.

         We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

OVERVIEW

         We are a voice recognition technology company with over $43 million invested in research and development and deployment of more than 20 million products worldwide in seven languages. To date, our customers include: Walt Disney Internet Group, Warner Home Video, Golden State Cellular, Inland Cellular, Eloqui Wireless, Cell One of Amarillo, Panhandle Telephone Cooperative, Plateau Wireless, West Central Wireless, Telispire PCS, NewEgg.com, PC Alchemy, CompUSA, Dell.com and Cannon PC. Based on our patented technology, we offer voice solutions for the Telecom and Interactive Multimedia markets. Our telecom solutions allow business and consumer phone users to voice dial, group conference call, read and send e-mail and instant message, all by voice. We offer PC Original Equipment Manufacturers (OEM's) the ability to bundle a complete voice interactive computer assistant which allows PC users to talk to their computers to quickly play digital media (music, videos, DVD) along with read and send e-mail messages, SMS text messaging to mobile phones, PC-to-Phone calling (VoIP) and PC-to-PC audio/video. We feel we are strongly positioned across these markets with our patented voice technology.

         We believe that the presence of voice technology as an interface in mobile communications and PC computing is of paramount importance. Voice interface technology makes portable communications products mobile, more effective and safer to use and it makes communicating with a PC to play digital content, such as music, videos and photos, easier for consumers. Our development efforts currently are focused on the Telecom and PC multimedia markets and more specifically on mobile communications from a cell phone, directory assistance and in-home digital media access.

TELECOM SECTOR

         In the Telecom sector, the Mobile Messaging market, which has both business and consumer market applications including: e-mail, instant messages, and SMS (Short Message Service), is extremely large and is growing at an astonishing rate. Over six trillion text messages are sent globally every year, and messaging has also shown the consistent ability to generate significant revenue for carriers. Our solutions enable users to send, intelligently route and receive text messages using voice from any type of phone (wired or wireless) anywhere in the world.

         In 2005, we realized our first recurring revenues from our MobileVoice(TM) suite of voice solutions. In addition, we deployed and realized recurring revenues from our proprietary ADA(TM) Alternative to Directory Assistance(TM) solution with deployments covering multiple regions. Management believes we are well positioned in this sector to increase our client base, deploy services to the wireless and landline carriers and realize continued growth from this sector.

         Our strategy, in the telecom sector, is to continue aggressive sales and marketing activities for our voice solutions which we believe may result in increased deployments and revenue stream. The product offerings will encompass both MobileVoice(TM) suite of solutions as well as our ADA(TM) Alternative to Directory Assistance(TM).

         In 2005, we continued to work closely with Tata Infotech, an Indian information technology company and part of the Tata Group, India's most trusted and best-known industrial group, to co-develop a customized MobileVoice solution for the Indian telecom market. We have subsequently completed the early phase of testing and tuning of our MobileVoice platform, increasing voice recognition rates for English speaking Indian users. Our mutual goal is to perform a pilot test of our MobileVoice platform to telecom providers in India in early 2006 with a potential launch later this year upon successful outcome of the tests. The wireless industry in India is one of the fastest growing markets globally and we hope to position our products to align with this growth. We see a tremendous opportunity to generate revenue with Tata and will continue to apply resources to make this a successful venture in the Indian market.

PC SECTOR

         In the PC sector, digital in-home entertainment is rapidly growing with the wide acceptance of digital photography, MP3 music and videos, along with plasma and LCD TV's. Companies including Apple, Microsoft and Intel are actively creating products and technology, which allow consumers to experience the next generation of digital entertainment. Our Media Center Communicator(TM) product works with Microsoft Windows XP Media Center Edition 2005 to add voice-navigation and a full suite of communication features allowing consumers to talk to their Media Center PC to play music, view photo slideshows, watch and record TV, place Voice-Over-IP (VoIP) phone calls, read and send e-mail and instant message friends and family, all by voice.

         In 2005, we released Version 2 of the Media Center Communicator. This version continues to deliver on our vision of total voice automation of the digital home including the management of one's digital content. To further this vision, we have introduced mceSpeechTools(TM). The mceSpeechTools(TM) is a set of tools designed for opening Media Center Communicator's API (Application Programming Interface) to other new and existing third-party applications. Opening up the application's API, enables other third-party applications such as home automation, uploading MP3 media content and "movies on demand" to be voice enabled. In addition, we upgraded Version 2 of MCC to integrate with SKYPE(R) for placing VOIP calls through television and voice enabled messaging functionality.

         Our strategy, in the PC Sector, is to continue our aggressive marketing efforts to sign-up system integrators, such as those engaged in the business of home theatre installation and value-added resellers under our reseller program launched in 2005. We will continue to pursue OEMs for bundling agreements of our Media Center Communicator product. These OEM agreements may include revenue share business models as well as discounted individual user license fees. We will continue to use industry associations, forums and tradeshow events such as CES, CEDIA, EHX and Digital Life to promote awareness of our products and build strategic alliances.

         We have recently teamed up with Intel Corporation to launch an online training program for Intel Resellers worldwide. The Intel Reseller Channel represents hundreds of thousands of certified resellers of Intel products and solutions. The training program, entitled "How to Sell Intel Digital Home Platforms" is designed to educated Intel Resellers on the products and solutions currently available to build the ultimate Digital Home experience. This training program will also highlight our Media Center Communicator(TM) product.

         In summary, since the beginning of 2005, we have deployed services with telecom carriers and began recognizing recurring revenue. Management believes our transition into the revenue recognition phase was very important as it signifies acceptance of our solutions and the value they deliver to the customer and their subscribers. The management team remains committed to generating near and long-term revenues significant enough to fund daily operations, building shareholder value, expand the intellectual property portfolio and developing solutions and applications for the emerging speech recognition market sector.

CRITICAL ACCOUNTING POLICIES
----------------------------

         Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates, including those related to impairment of property, plant and equipment, intangible assets, deferred tax assets and fair value computations using Black Scholes option pricing model. We base our estimates on historical experience and on various other assumptions, such as the trading value of our common stock and estimated future undiscounted cash flows, that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions; however, we believe that our estimates, including those for the above-described items, are reasonable.

RESULTS OF OPERATIONS

DISCUSSION OF THE YEAR ENDED DECEMBER 31, 2005 COMPARED WITH THE YEAR ENDED DECEMBER 31, 2004.

         Revenues totaled $142,000 for the year ended December 31, 2005. Revenues of $2,100 were earned for the year ended December 31, 2004. The recognition of increased revenues for the year ended 2005 resulted primarily from work performed in the MobileVoice/ADA sector.

         Operating expenses decreased to $3,433,000 for the year ended December 31, 2005 from $3,734,000 for the same period in 2004.

         Salary and wage expense was $1,326,000 for the year ended December 31, 2005 as compared to $1,229,000 for the same period in 2004. Advertising and promotion expense totaled $77,000 for the year ended December 31, 2005 as compared to $27,000 for the same period in 2004. Advertising and promotion expense increase resulted from us increasing our travel budget. Legal and consulting expenses decreased to approximately $231,000 for the year ended December 31, 2005 from approximately $263,000 for the same period in 2004. Depreciation and amortization expenses decreased to approximately $172,000 for the year ended December 31, 2005 from approximately $499,000 for the same period in the prior year. Amortization and depreciation expenses consisted of patent and trademarks, computer equipment, consultant fees, and tradeshow booth.

         For the year ended December 31, 2005, other income was approximately $1,776,000 compared to other expense of approximately $5,018,000 for the same period in 2004. Other income (expenses) consisted of interest expense, settlement expense and gain (loss) on warrant derivative liability. Interest expense increased to approximately $2,487,000 for the year ended December 31, 2005, as compared to approximately $1,650,000 for the same period in 2004, primarily due to a warrant re-pricing in October 2005. Settlement expense increased to approximately $760,000 for the year ended December 31, 2005, as compared to $0 for the same period in 2004, due to a settlement agreement liability we entered into in the beginning of 2006. Gain on warrant derivative increased to approximately $5,070,000 for the year ended December 31, 2005, as compared to a loss of approximately $3,369,000 for the same period in 2004, due to a change in warrant valuation.

         We had a net loss of $1,546,000 or basic and diluted net loss per share of $0.01 for the year ended December 31, 2005 compared to a net loss of $8,752,000 or basic and diluted net loss per share of $0.05 for the same period in 2004.

LIQUIDITY AND CAPITAL RESOURCES

         At December 31, 2005, we had a working capital deficit of $3,731,000 as compared with a working capital deficit of $5,752,000 at December 31, 2004.

         Net cash used for operating activities was $3,149,000 for the year ended December 31, 2005 compared to $2,644,000 for the year ended December 31, 2004.

         Net cash used for investing activities was $58,000 for the year ended December 31, 2005 compared to net cash used of $151,000 for the year ended December 31, 2004.

         Net cash provided by financing activities was $3,011,000 for the year ended December 31, 2005 and resulted from sales by us of convertible debt securities and common stock, and proceeds from the exercise of warrants during the year. This compares to proceeds of $3,277,000 from financing activities for the year ended December 31, 2004.

         We incurred a net loss of $1,546,000 during the year ended December 31, 2005 and had an accumulated deficit of $42,664,000. Our losses through December 2005 included interest expense, amortization of software licensing agreements and development costs and operational and promotional expenses.

FINANCING TRANSACTIONS

         On August 18, 2004, we entered into a securities purchase agreement with four accredited investors, Alpha Capital Aktiengesellschaft, Greenwich Growth Fund Limited, Whalehaven Capital, LP and Whalehaven Fund Limited for the issuance of 7% convertible debentures in the aggregate amount of $700,000. The notes bear interest at 7% (effective interest rate of 146% on the aggregate amount), mature on August 18, 2007, and are convertible into our common stock, at the holders' option, at the lower of (i) $0.085 or (ii) 80% of the average of the three lowest closing bid prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. The note may not be paid, in whole or in part, before August 18, 2007 without the consent of the holder. The full principal amount of the convertible notes is due upon default under the terms of convertible notes. In addition, we issued an aggregate of 7,063,774 warrants to the investors (3,531,887 Class A warrants and 3,531,887 Class B warrants). The Class A warrants are exercisable until August 18, 2009 at a purchase price of $.0935 per share. The Class B warrants are exercisable until August 18, 2009 at a purchase price of $.10625 per share. Net proceeds amounted to approximately $621,000, net of debt issue cash cost of $79,000. The fair value of the warrants of $323,000 using Black Scholes option pricing model and the beneficial conversion feature of approximately $298,000 will be amortized over the life of the debt using the interest method. Upon conversion of the debt, unamortized debt issue costs are charged to expense.

         On October 28, 2004, we entered into a securities purchase agreement with four accredited investors, Alpha Capital Aktiengesellschaft, Stonestreet Limited Partnership, Ellis International Ltd. and Momona Capital Corp. for the issuance of 7% convertible debentures in the aggregate amount of $596,000. The notes bear interest at 7% (effective interest rate of 100% on the aggregate amount), mature on October 28, 2007 and are convertible into our common stock, at the holders' option, at the lower of (i) $0.074 or (ii) 80% of the average of the three lowest closing bid prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. The note may not be paid, in whole or in part, before October 28, 2007 without the consent of the holder. The full principal amount of the convertible note is due upon default under the terms of convertible notes. In addition, we issued an aggregate of 11,825,398 Class A warrants and 11,825,398 Class B warrants to the investors. The warrants are exercisable until October 28, 2009 at a purchase price of $0.07 per share. Net proceeds amounted to approximately $532,000, net of debt issue cash cost of $64,000. The relative value (limited to the face amount of the debt) of all the warrants of $276,000 using Black Scholes option pricing model and the beneficial conversion feature of approximately $319,000 will be amortized over the life of the debt using the interest method. As of December 31, 2004, the balance owed was $266,000 and the unamortized discount amounted to $250,000. Upon conversion of the debt mentioned above, any unamortized debt issue costs will be charged to expense.

         On December 23, 2004, we entered into a securities purchase agreement with Alpha Capital Aktiengesellschaft, Stonestreet Limited Partnership, Ellis International Ltd. and Momona Capital Corp. for the issuance of 7% convertible debentures in the aggregate amount of $894,000. The notes bear interest at 7% (effective interest rate of 100% on the aggregate amount), mature on December 23, 2007 and are convertible into our common stock, at the holders' option, at the lower of (i) $0.074 or (ii) 80% of the average of the three lowest closing bid prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. The note may not be paid, in whole or in part, before December 23, 2007 without the consent of the holder. The full principal amount of the convertible note is due upon default under the terms of convertible notes. In addition, we issued an aggregate of 22,183,622 Class A warrants and 22,183,622 Class B warrants to the investors. The warrants are exercisable until December 23, 2009 at a purchase price of $0.07 per share. Net proceeds amounted to approximately $835,000, net of debt issue cash cost of $59,000. The relative value (limited to the face amount of the debt) of all the warrants of $682,000 using Black Scholes option pricing model and the beneficial conversion feature of approximately $210,000 will be amortized over the life of the debt using the interest method. As of December 31, 2004, the balance owed was $854,000 and the unamortized discount amounted to $848,000. Upon conversion of the debt mentioned above, any unamortized debt issue costs will be charged to expense.

         On March 18, 2005, we held our first closing pursuant to a subscription agreement we entered into with several accredited investors as of March 18, 2005, pursuant to which the investors subscribed to purchase an aggregate principal amount of $2,000,000 in 6% convertible promissory notes, and 100 Class A and Class B common stock purchase warrants for each 100 shares which would be issued on each closing date assuming full conversion of the convertible notes issued on each such closing date. We received $1,000,000 of the purchase price on the initial closing date of March 18, 2005 and received an additional $1,000,000 of the purchase price pursuant to the second closing (as described below). The convertible notes bear simple interest at 6% per annum payable June 1, 2005 and semi-annually thereafter and mature 3 years after the date of issuance. Each investor shall have the right to convert the convertible notes after the date of issuance at any time, until paid in full, at the election of the investor into fully paid and nonassessable shares of our common stock. The conversion price per share shall be the lower of (i) $0.047 or (ii) 80% of the average of the three lowest closing bid prices for our common stock for the 30 trading days prior to, but not including, the conversion date. We issued an aggregate of 29,069,768 Class A common stock purchase warrants and 29,069,768 Class B common stock purchase warrants to the investors, representing 100 Class A and Class B warrants issued for each 100 shares which would be issued on each closing date assuming full conversion of the convertible notes issued on each such closing date. The Class A warrants are exercisable until four years from the initial closing date at an exercise price of $0.045 per share. The Class B warrants are exercisable until four years from the initial closing date at an exercise price of $0.06 per share. The holder of the Class B warrants will be entitled to purchase one share of common stock upon exercise of the Class B warrants for each share of common stock previously purchased upon exercise of the Class A warrants.

         On July 13, 2005, we held our second closing pursuant to the Subscription Agreement we entered into with several accredited investors dated as of March 18, 2005. On the second closing date, we received approximately $935,000, net of debt issue cash cost of approximately $65,000. The convertible notes bear simple interest at 6% per annum payable upon each conversion, June 1, 2005 and semi-annually thereafter and mature 3 years after the date of issuance. Each investor shall have the right to convert the convertible notes after the date of issuance and at any time, until paid in full, at the election of the investor into fully paid and nonassessable shares of our common stock. The conversion price per share shall be the lower of (i) $0.043 or (ii) 80% of the average of the three lowest closing bid prices for our common stock for the 30 trading days prior to, but not including, the conversion date as reported by Bloomberg, L.P. on any principal market or exchange where our common stock is listed or traded. We issued an aggregate of 38,461,537 Class A common stock purchase warrants and 38,461,537 Class B common stock purchase warrants to their investors. The Class A warrants are exercisable until four years from the initial closing date at an exercise price of $0.045 per share. The Class B warrants are exercisable until four years from the initial closing date at an exercise price of $0.06 per share. The fair value of the warrants of approximately $675,000 using Black Scholes option pricing model and the beneficial conversion feature of approximately $325,000 will be amortized over the life of the debt using the interest method.

SUBSEQUENT EVENTS

         On January 24, 2006, we issued nonstatutory options to purchase an aggregate of 57,200,000 shares of our common stock at a price equal to $0.016 per share to certain of our employees, directors and consultants. The aforementioned options were issued pursuant to our 2005 Stock Incentive Plan.

         On February 15, 2006, we voluntarily determined to reduce the exercise prices of 29,069,968 Class A warrants issued pursuant to the first closing of our March 2005 Subscription Agreement from an exercise price of $0.02 to $0.014 per share.

         On March 16, 2006, we held a closing with one accredited investor pursuant to which the investor subscribed to purchase an aggregate of 3,000,000 shares of restricted common stock for a total purchase price of $60,000. In addition, the investor received an aggregate of 3,000,000 Class A common stock purchase warrants and 3,000,000 Class B common stock purchase warrants to the investor, representing 100 Class A and Class B warrants issued for each 100 shares which were issued on the closing date. The Class A warrants are exercisable until four years from the closing date at an exercise price of $0.045 per share. The Class B warrants are exercisable until four years from the closing date at an exercise price of $0.06 per share. The holder of the Class B warrants will be entitled to purchase one share of common stock upon exercise of the Class B warrants for each share of common stock previously purchased upon exercise of the Class A warrants.

         On March 20, 2006, we completed a private placement pursuant to a Subscription Agreement which we entered into with several accredited and/or qualified institutional investors dated as of dated as of March 17, 2006, pursuant to which the investors subscribed to purchase an aggregate principal amount of $700,000 in 6% secured convertible promissory notes and one Class A common stock purchase warrant for each one share which would be issued on the closing date assuming full conversion of the secured convertible notes issued on the closing date.

         The secured convertible notes bear simple interest at 6% per annum payable upon each conversion, June 1, 2006 and semi-annually thereafter, and mature 2 years after the date of issuance. Each investor shall have the right to convert the secured convertible notes after the date of issuance and at any time, until paid in full, at the election of the investor into fully paid and nonassessable shares of our common stock. The conversion price per share shall be the lower of (i) $0.043 or (ii) 80% of the average of the three lowest closing bid prices for our common stock for the 30 trading days prior to, but not including, the conversion date as reported by Bloomberg, L.P. on any principal market or exchange where our common stock is listed or traded. The conversion price is adjustable in the event of any stock split or reverse stock split, stock dividend, reclassification of common stock, recapitalization, merger or consolidation. In addition, the conversion price of the secured convertible notes will be adjusted in the event that we spin off or otherwise divest ourselves of a material part of our business or operations or dispose all or a portion of our assets. Our obligation to repay all principal, and accrued and unpaid interest under the convertible notes is secured by all of our assets pursuant to a certain Security Agreement dated as of February 16, 2006, which also secures the remaining principal amount of our convertible notes in the aggregate amount of $1,115,000 which we issued on March 18, 2005 and July 13, 2005 to certain of the investors participating in this new private placement.

         We issued an aggregate of 50,972,111 Class A common stock purchase warrants to the investors, representing one Class A warrant issued for each one share which would be issued on the closing date assuming full conversion of the secured convertible notes issued on the closing date. The Class A warrants are exercisable until four years from the closing date at an exercise price of $0.045 per share. The exercise price of the Class A warrants will be adjusted in the event of any stock split or reverse stock split, stock dividend, reclassification of common stock, recapitalization, merger or consolidation. In addition, the exercise price of the warrants will be adjusted in the event that we spin off or otherwise divest ourselves of a material part of our business or operations or dispose all or a portion of our assets.

         We anticipate maintaining a cash balance through our financial partners that will sustain operations up to December 2006. We continue to rely heavily on our current method of convertible debt and equity funding, which have financed us since 2001. The losses through the year ended December 31, 2005 were due to minimal revenue and our operating expenses, with the majority of expenses in the areas of: salaries, legal fees, consulting fees, as well as amortization expense relating to software development, debt issue costs and licensing costs. We face considerable risk in completing each of our business plan steps, including, but not limited to: a lack of funding or available credit to continue development and undertake product rollout; potential cost overruns; a lack of interest in its solutions in the market on the part of wireless carriers or other customers; potential reduction in wireless carriers which could lead to significant delays in consummating revenue bearing contracts; and/or a shortfall of funding due to an inability to raise capital in the securities market. Since further funding is required, and if none is received, we would be forced to rely on our existing cash in the bank or secure short-term loans. This may hinder our ability to complete our product development until such time as necessary funds could be raised. In such a restricted cash flow scenario, we would delay all cash intensive activities including certain product development and strategic initiatives described above.

OFF BALANCE SHEET ARRANGEMENTS

         We do not have any off balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, results of operations, liquidity or capital expenditures.

                                    BUSINESS

INTRODUCTION

         We are a voice recognition technology company with over $43 million invested in Research and Development and deployment of more than 20 million products worldwide in seven languages. To date, our customers include: Walt Disney Internet Group, Warner Home Video, Golden State Cellular, Inland Cellular, Eloqui Wireless, Cell One of Amarillo, Panhandle Telephone Cooperative, Plateau Wireless, West Central Wireless, Telispire PCS, NewEgg.com, PC Alchemy, CompUSA, Dell.com and Cannon PC. Based on our patented technology, we offer voice solutions for the Telecom and Interactive Multimedia markets. Our telecom solutions allow business and consumer phone users to voice dial, group conference call, read and send e-mail and instant message, all by voice. We offer PC Original Equipment Manufacturers (OEM's) the ability to bundle a complete voice interactive computer assistant which allows PC users to talk to their computers to quickly play digital media (music, videos, DVD) along with read and send e-mail messages, SMS text messaging to mobile phones, PC-to-Phone calling (VoIP) and PC-to-PC audio/video. We believe that we are strongly positioned across these markets with our patented voice technology.

         We are listed on the Over-The-Counter Bulletin Board under the symbol "ONEV". We are incorporated in the State of Nevada and we commenced operations on July 14, 1999. Our principal executive offices are located at 4275 Executive Square, Suite 200, La Jolla, California 92037, and our telephone number is (858) 552-4466.

MARKET OPPORTUNITY

         We believe that the presence of voice technology as an interface in mobile communications and PC computing is of paramount importance. Voice interface technology makes portable communications products mobile, more effective and safer to use and it makes communicating with a PC to play digit content, such as music, videos and photos, easier for consumers. Our development efforts currently are focused on the Telecom and PC multimedia markets and more specifically on mobile communications from a cell phone and in-home digital media access.

         In the Telecom sector, we believe that the mobile messaging market, which has both business and consumer market applications including: e-mail, instant messages, and SMS (Short Message Service), is extremely large and is growing at a rapid rate. Over six trillion text messages are sent globally every year, and messaging has shown the consistent ability to generate significant revenue for wireless carriers. Our solutions enable users to send, intelligently route and receive text messages using voice from any type of phone (wired or wireless) anywhere in the world.

         In the PC sector, we believe that digital in-home entertainment is rapidly growing with the wide acceptance of digital photography, MP3 music and videos, along with plasma and LCD TV's. Companies including Apple, Microsoft and Intel are actively creating products and technology, which allows consumers to experience the next generation of digital entertainment. Our Media Center Communicator product works with Microsoft Windows XP Media Center Edition 2005 to add voice-navigation and communication features allowing consumers to talk to their Media Center PC to play music, view photo slideshows, watch and record TV, place Voice-Over-IP (VoIP) phone calls, read and send e-mail and instant messages, all by voice.

ONE VOICE PRODUCTS

MOBILEVOICE PLATFORM

         Our messaging and voice-activated dialing applications are built on our MobileVoice(TM) platform, which combines patented natural language speech processing with the scalability, redundancy and fault-tolerance of a server based, telco-ready architecture. The result is a completely integrated solution that allows people to:

              o      Send free-format voice-to-text messages;

              o      Make voice-activated dialing calls; and

              o      Access their E-mail from mobile environments - using voice.

MOBILEVOICE ACTIVATED DIALING(TM)

         MobileVoice Activated Dialing is server-based and we believe it delivers higher levels of accuracy and reliability than other solutions on the market today. It was designed with a high capacity for contact lists, advanced functionality such as synchronization and import tools that interface with Microsoft Outlook and Lotus Notes, and we believe it requires less setup time than other solutions. It was designed to meet the challenges of today's mobile environments while delivering high accuracy for native and non-native speaking individuals.

         We believe an opportunity exists for the adoption of MobileVice Activated Dialing by wireless carriers, as more safety legislation is introduced for hands free communications while operating motor vehicles. MobileVice Activated Dialing allows a user to place calls to members of a contact list using voice commands while employing safe driving techniques.

MOBILECONFERENCE(TM)

         On-the-fly group conferencing is a new addition to our MobileVoice solution. MobileConference allows users to connect up to 64 people on a single conference call by speaking their name, group name or phone number.

MOBILEVOICE EMAIL(TM)

         A unique Voice-to-Text Email solution that let's subscribers send free-form email messages to PCs, mobile phones or wireless alphanumeric paging devices while on the road. Available for English and Spanish it delivers some of the highest levels of accuracy in the industry.

MOBILEVOICE SMS(TM)

         Short Message Service (SMS) has gained wide popularity in major markets throughout the world. MobileVoice SMS is a mobile Voice-to-Text SMS solution that let's subscribers send free-form messages from phone-to-phone with only their voice. Subscribers can avoid triple-tapping their text messages by dictating the message through the MobileVoice SMS interface. Subscribers can send messages within network or to subscribers on other networks.

MOBILEVOICE INSTANT MESSAGING(TM)

         Instant messaging has long been a popular way for friends and colleagues to communicate on their computers. MobileVoice Instant Messaging takes instant messaging mobile, allowing people to chat and send quick messages using free form dictation. Targeted at subscribers and enterprise customers, MobileVoice Instant Messaging allows for voice based instant communications in mobile environments.

MOBILEVOICE VOICE MAIL(TM)

         MobileVoice Voice Mail lets subscribers record and send messages in their own voice. The voice recording of a message will be sent as an e-mail attachment to the recipient or group of recipients. These messages may be retrieved from any computer or phone.

MOBILEVOICE EMAIL READER(TM)

         MobileVoice Email Reader allows subscribers to fully manage their Email accounts from any phone. Subscribers can sort and find important messages from specific contacts. The MobileVoice Email Reader offers management tools such as "Reply", "Reply to "All", "Forward", "Skip" and "Delete" functionality. Subscribers can access personal and corporate Email accounts from any phone.

MEDIACENTER COMMUNICATOR VERSION 2

         Media Center Communicator Version 2 uses voice recognition to control Windows(R) XP Media Center Edition 2005. Features include:

              o      Voice Navigate Windows XP Media Center Edition 2005;

              o      Send e-mail;

              o      Read e-mail;

              o      SMS text messaging;

              o      Text instant messaging;

              o      PC-to-PC calls;

              o      Video conferencing; and

              o      PC-to-Phone calling.

COMMUNICATOR VOICE NAVIGATION

         We believe that our Media Center Communicator(TM) Version 2 makes managing digital content easier and more efficient by using voice recognition technology. The user can play a particular song by saying its title, watch TV, read and send e-mail, place a phone call from a PC or instant message a friend using intuitive voice commands. Media Center Communicator(TM) Version 2 eliminates the need to navigate through numerous drop down menus to access favorite content which we believe makes the experience faster and more user friendly. The request of a particular song or artist can be done without turning on the television.

         Our Media Center Communicator utilizes an open microphone solution where the user has the ability to control his/her media center without using a remote control. It can be set up whereby a microphone is constantly scanning the room for a keyword that the user has set. The keyword is a personalized system name used whenever the user wishes to make a command. The default is "One Voice." Example: "One Voice, play artist The Rolling Stones."

COMMUNICATOR E-MAIL

         Communicator's E-Mail reader will speak the user's E-Mail messages to him/her eliminating the need to use confining keyboard and mouse interfaces. The user has the ability to control everything using only voice. Communicator's E-Mail reader works with widespread E-Mail accounts, including, but not limited to, Yahoo, EarthLink, Lycos, and SBC.

COMMUNICATOR PC-TO-PHONE

         Media Center Communicator's PC-to-phone calling allows full-duplex, high quality phone calling to preset contacts or keyed entries.

COMMUNICATOR INSTANT MESSENGER

         Media Center Communicator's Instant Messenger allows for online chat sessions with other users on our network. Users can text message, talk or video chat using Communicator's high quality, full-duplex PC-to-PC audio and video.

COMMUNICATOR SMS TEXT MESSAGING

         Media Center Communicator(TM) allows the user to send a quick message to someone on the road. Users can send SMS text messages to cellular telephones by speaking the name of a contact or entering the cellular phone number, entering or speaking the message and saying the "Send" command.

PATENT PROTECTION

         We own exclusive rights to three United States patents on our software. We have filed for international patent protection as well. These patents define the primary features and unique procedures that comprise our products and solutions.

         Our future success and ability to compete depends in part upon the proprietary technology and trademarks, which we attempt to protect with a combination of patent, copyright, trademark and trade secret laws, as well as with our confidentiality procedures and contractual provisions. These legal protections afford only limited protection and are time-consuming and expensive to obtain and/or maintain. Further, despite our efforts, we may be unable to prevent third parties from infringing upon or misappropriating our intellectual property. Additionally, there can be no assurances that others will not develop market and sell products substantially equivalent to our products or utilize technologies similar to those used by us. Although we believe that our products do not infringe on any third-party patents and our patents offer sufficient protection, there can be no assurance that we will not become involved in litigation involving patents or proprietary rights. Patent and proprietary rights litigation entails substantial legal and other costs, and there can be no assurance that we will have the necessary financial resources to defend or prosecute our rights in connection with any litigation. Responding to, defending or bringing claims related to our rights to our intellectual property may require our management to redirect its resources to address these claims, which could have a material adverse effect on our business, financial condition and results of operations.

EMPLOYEES

         At May 3, 2006, we employed 12 full-time employees and 5 consultant/part-time employees. None of these employees is subject to a collective bargaining agreement, and there is no union representation within our company. We maintain various employee benefit plans and believe our employee relations are good.

                             DESCRIPTION OF PROPERTY

         Our headquarters are located at 4275 Executive Square, Suite 200, La Jolla, California. We lease our facility under a lease that expires in November 2010. The size of our office is 5,162 square feet. Rent expense, net of sublease income, amounted to $193,503 for the year ended December 31, 2005.


                                LEGAL PROCEEDINGS

         There has been no bankruptcy, receivership or similar proceedings.

         There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

         As previously disclosed to the public in our reports filed with the Securities and Exchange Commission, we were the subject of a legal proceeding in the San Diego County Superior Court (the "Court") entitled La Jolla Cove Investors, Inc. vs. One Voice Technologies, Inc., Case No. GIC850038 (the "Action") which was filed with the Court for an unspecified amount of damages. La Jolla held our convertible debentures related to our past financings. La Jolla claimed that we failed to honor its conversion notices resulting in damages. La Jolla filed a similar suit in 2004 and dismissed the suit after we transferred shares pursuant to conversion notices and an interim settlement agreement. In particular, we agreed to and did register 8,425,531 shares of our common stock to honor the past conversion notice and an additional 8,425,531 shares pursuant to such interim settlement agreement. Part of the resolution of the first lawsuit restrained La Jolla from tendering additional conversion notices for a specified period of time. During that time period, La Jolla requested that we amend the terms of the outstanding debentures, but we refused to do so. We tendered back the outstanding debenture amounts to La Jolla on two occasions. We secured alternative financing and did not honor further conversion notices from La Jolla. The Action was thereafter commenced by La Jolla.

         On January 6, 2006, La Jolla and we entered into a Settlement Agreement and Mutual Release in which La Jolla and we agreed to forever settle, resolve and dispose of all claims, demands and causes of action asserted, existing or claimed to exist between the parties because of or in any way related to the Action. Under the Settlement Agreement, La Jolla and we agreed that the parties shall bear their own costs and attorney's fees associated with the Action. In addition, we agreed to pay to La Jolla:

              o 10,000,000 restricted shares of our common stock upon the execution of the Settlement Agreement;

              o      $300,000 was paid by us on May 5, 2006; and

              o      $400,000 within 150 days of the date of the Settlement
                     Agreement.

         Interest shall accrue on the $700,000 unpaid balance at 8% per annum commencing on the date of the Settlement Agreement until paid in full. If any payment is not made within 30 days of its due date, La Jolla may enter a judgment against us for the then unpaid balance, plus accrued interest and $100,000, upon the filing of a declaration of default by La Jolla.

         In exchange for the aforementioned settlement payments, La Jolla shall cause a request for dismissal with prejudice to be filed with the Court which will dismiss the Action subject to our compliance with the terms of the Settlement Agreement.


                                   MANAGEMENT

EXECUTIVE OFFICERS, DIRECTORS AND KEY EMPLOYEES

         The following table sets forth information about our executive officers, key employees and directors as of May 3, 2006.


Name                   Age   Position
----                   ---   --------
Dean Weber             43    Chairman of the Board, President, Chief Executive
                             Officer and Director

James Hadzicki         44    Chief Financial Officer

Bradley J. Ammon       42    Director

Rahoul Sharan          44    Director

         Directors serve until the next annual meeting and until their successors are elected and qualified. Officers are appointed to serve for one year until the meeting of the board of directors following the annual meeting of stockholders and until their successors have been elected and qualified. There are no family relationships between any of our directors or officers.

         The principal occupations for the past five years (and, in some instances, for prior years) of each of our executive officers and directors, followed by our key employees, are as follows:

         DEAN WEBER - CHAIRMAN OF THE BOARD, PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR. Dean Weber brings an extensive background to our company with over 20 years of technology and management experience. He is responsible for developing our strategic vision and pioneering our products, patented technology and business strategies. He was elected to our Board of Directors in July of 1999 as Chairman. Before founding our company in 1998, Mr. Weber played key roles in many high profile technology companies including Northrop, United Technologies and Xerox. Throughout his career, Mr. Weber has developed a comprehensive knowledge of Human Computer Interaction, Cognitive Science, Artificial Intelligence and Natural Language Processing. Mr. Weber currently has numerous patents in Artificial Intelligence, Natural Language Processing and other related technologies. As our CEO, Mr. Weber has been instrumental in the growth and development of the company, successfully raising over $30 million of institutional funding, taking us public, winning the Deloitte and Touche Technology Fast 50 award, and has been featured in Forbes, Time, and on CNN. Mr. Weber holds a Bachelor of Science degree in Computer Science from Central Connecticut State University.

         JAMES HADZICKI - CHIEF FINANCIAL OFFICER. James Hadzicki has been our Vice President of Operations since June 2002. From January 2000 to June of 2002, Mr. Hadzicki served as Director of Operations for our company. Mr. Hadzicki is actively involved in all financial, administrative and operational decisions regarding accounting, quarterly and annual audits, public filings and SEC activities. Prior to joining our team, James served as the United States Directing Manager for HPK, a multi-national marketing company. In this role, Jim opened and oversaw seven regional offices throughout the U.S. and led many key promotional efforts with major retailers, including Wal-Mart, K-Mart, and Target. Mr. Hadzicki received a B.S. in New Venture Management/Entrepreneurial Sciences from the University of Southern California in 1984.

         BRADLEY J. AMMON - DIRECTOR. Bradley J. Ammon is a tax attorney in the Washington, D.C. office of Deloitte Tax LLP. Mr. Ammon specializes in international tax planning, including restructuring of international operations, domestic mergers and acquisitions, and developing business plans to minimize worldwide taxation. Prior to joining the firm, Mr. Ammon was with SAIC as an International Tax Manager. He previously was with KPMG, LLP in the International Corporate Services department since 1998 where his principal practice consisted of clients in the information, communications and entertainment ("ICE") industry. Prior to joining KPMG, Mr. Ammon worked from 1995 to 1998 at Deloitte & Touche, LLP in their tax services department where he provided corporate, partnership, and personal tax and business planning services to clients. Mr. Ammon also worked several years as a staff accountant where his responsibilities included the compilation and consolidation of monthly financial statements for multiple subsidiaries. Mr. Ammon has a Juris Doctor and a Master's of Law in taxation (LL.M.) from the University of San Diego, and received his undergraduate degree from the University of California, San Diego. He is admitted to the California Bar. Mr. Ammon is a member of our Audit Committee and Compensation Committee and was appointed to our Board on June 9, 2000.

         RAHOUL SHARAN- DIRECTOR. Rahoul Sharan brings over 18 years of finance and accounting experience to our company. He was elected to our Board of Directors in July of 1999. Prior to joining our, Mr. Sharan was a partner of the S&P Group, which specializes in investment financing for venture capital projects, real estate development and construction. At S&P Group, Mr. Sharan led the successful financing efforts for over 15 companies in several industries. Mr. Sharan was also the President of KJN Management Ltd., which provides a broad range of administrative, management and financial services. He also worked in public accounting for six years with Coopers & Lybrand. At C&L, Mr. Sharan worked in both the tax and audit groups for a wide variety of large and small clients. Mr. Sharan holds a Bachelor of Commerce degree from the University of British Columbia and is a member of the Institute of Chartered Accountants of British Columbia.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         During the year ended December 31, 2005, there were certain directors, officers or beneficial owners of more than 10 percent of any class of our equity securities registered pursuant to Section 12 of the Exchange Act that failed to file on a timely basis, reports required by Section 16(a) of the Exchange Act during the year ended December 31, 2005. With the exception of the Form 4 filed for Dean Weber on December 5, 2005, none of our officers or Directors have filed form 4's which they were required to file for fiscal year ended December 31, 2005. The aforementioned is based solely upon a review of Form 3, Form 4 and Form 5 filings furnished to us during the year ended December 31, 2005, certain written representations and shareholders who, to the best of our knowledge, hold 10 percent or more of our shares.

COMMITTEES OF THE BOARD

         We currently have no audit committee, compensation committee, nominations and governance committee of our board of directors.

DIRECTOR COMPENSATION

         Non-employee directors receive $1,000 for each Board of Directors meeting attended. We pay all out-of-pocket expenses of attendance.

INDEBTEDNESS OF EXECUTIVE OFFICERS AND DIRECTORS

         No executive officer, director or any member of these individuals' immediate families or any corporation or organization with whom any of these individuals is an affiliate is or has been indebted to us since the beginning of our last fiscal year.

FAMILY RELATIONSHIPS

         There are no family relationships among our executive officers and directors.

LEGAL PROCEEDINGS

         As of the date of this prospectus, there are no material proceedings to which any of our directors, executive officers, affiliates or stockholders is a party adverse to us.

CODE OF ETHICS

         We have adopted a Code of Ethics within the meaning of Item 406(b) of Regulation S-B of the Securities Exchange Act of 1934. This Code of Ethics applies to our chief executive officer and our senior financial officers.

                             EXECUTIVE COMPENSATION

         The following table sets forth the cash compensation (including cash bonuses) paid or accrued by us for our years ended December 31, 2005, 2004 and 2003 to our Chief Executive Officer and our four most highly compensated officers other than the Chief Executive Officer at December 31, 2005.


                           SUMMARY COMPENSATION TABLE


                                                        Annual                  Long-term
                                                     Compensation             Compensation
                                                ----------------------- --------------------------
                                                                           Awards       Payouts
                                                                        -------------- -----------
                                                                         Securities
                                                                         Underlying       LTIP        All Other
                                       Fiscal     Salary       Bonus      Options/      Payouts      Compensation
Name and Principal Position             Year        ($)         ($)       SARs (#)        ($)            ($)
------------------------------------- --------- ------------ ---------- -------------- ----------- -----------------
Dean Weber                              2005        277,000      --            --          --             --
Chief Executive Officer                 2004        252,000      --            --          --             --
                                        2003        241,629      --            --          --             --

James Hadzicki                          2005        136,250      --            --          --             --
Chief Financial Officer                 2004        120,000      --            --          --             --
                                        2003        113,123      --            --          --             --

OPTIONS/SAR GRANTS IN THE LAST FISCAL YEAR

         No individual grants of stock options, whether or not in tandem with stock appreciation rights ("SARs") and freestanding SARs have been made to any executive officer or any director during our fiscal year ended December 31, 2005.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES

         No individual exercises of stock options, whether or not in tandem with stock appreciation rights ("SARs") and freestanding SARs have been made by executive officer or any director during our fiscal year ended December 31, 2005.

LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

         We had no long-term incentive plans and made no stock awards during our fiscal year ended December 31, 2005.

         However, on July 29, 2005, we adopted the 2005 Stock Incentive Plan and reserved 60,000,000 shares of our common stock for issuance under the 2005 Plan.

EMPLOYMENT AGREEMENT

         On February 15, 2006, we entered into an Employment Agreement with Dean Weber, our Chief Executive Officer. Pursuant to the Employment Agreement, we will employ Mr. Weber unless the Agreement is terminated by either party as set forth therein. Mr. Weber will be paid an annual base salary of $282,000 (the "Base Salary"). In addition, Mr. Weber will be eligible to earn an annual cash bonus as may be deemed appropriate by our Board of Directors. Further, Mr. Weber may be awarded incentive stock options pursuant to the Company's stock option plan as may be deemed appropriate by our Board of Directors.

         If the Employment Agreement is terminated as set forth therein, Mr. Weber will be entitled to a severance package equal to no more than 100% of his Base Salary for up to two years after the date of termination. In addition, all unvested stock options shall immediately vest on the date of termination. During the term of his employment, Mr. Weber will be subject to non-competition and non-solicitation provisions, subject to standard exceptions.

AMENDED AND RESTATED 1999 STOCK OPTION PLAN

         Our Amended and Restated 1999 Stock Option Plan authorizes us to grant to our directors, employees, consultants and advisors both incentive and non-qualified stock options to purchase shares of our Common Stock. As of December 31, 2001, our Board of Directors had reserved 3,000,000 shares for issuance under the 1999 Plan, of which 1,900,500 shares were subject to outstanding options and 1,099,500 shares remained available for future grants. Our Board of Directors or a committee appointed by the Board (the Plan Administrator) administers the 1999 Plan. The Plan Administrator selects the recipients to whom options are granted and determines the number of shares to be awarded. Options granted under the 1999 Plan are exercisable at a price determined by the Plan Administrator at the time of the grant, but in no event will the option price for any incentive stock option be lower than the fair market value for our Common Stock on the date of the grant. Options become exercisable at such times and in such installments as the Plan Administrator provides in the terms of each individual option agreement. In general, the Plan Administrator is given broad discretion to issue options and to accept a wide variety of consideration (including shares of our Common Stock and promissory notes) in payment for the exercise price of options. The 1999 Plan was authorized by the Board of Directors and stockholders.

2005 INCENTIVE STOCK PLAN

         On July 29, 2005 the Company adopted the 2005 Stock Incentive Plan and reserved 60,000,000 shares of the Company's common stock for issuance under the 2005 Plan. Two types of options may be granted under the 2005 Plan: (1) Incentive Stock Options (also known as Qualified Stock Options) which may only be issued to employees of the Company and whereby the exercise price of the option is not less than the fair market value of the common stock on the date it was reserved for issuance under the Plan; and (2) Nonstatutory Stock Options which may be issued to either employees or consultants of the Company and whereby the exercise price of the option is greater than 85% of the fair market value of the common stock on the date it was reserved for issuance under the plan. Grants of options may be made to employees and consultants without regard to any performance measures. All options issued pursuant to the Plan vest at a rate of at least 20% per year over a 5-year period from the date of the grant or sooner if approved by the Board of Directors. All options issued pursuant to the Plan are nontransferable and subject to forfeiture. In addition, Stock Awards and restricted Stock Purchase Offers may be granted under the 2005 Stock Incentive Plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         There were no material related transactions which we entered into during the past two fiscal years.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following tables sets forth, as of May 8, 2006, the number of and percent of our common stock beneficially owned by:

              o      all directors and nominees, naming them,

              o      our executive officers,

              o our directors and executive officers as a group, without naming them, and

              o persons or groups known by us to own beneficially 5% or more of our common stock:

         We believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

         A person is deemed to be the beneficial owner of securities that can be acquired by him within 60 days from May 8, 2006 upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person, and which are exercisable within 60 days of May 8, 2006 have been exercised and converted.

      Shares Beneficially Owned (1)
   Name and Address of Beneficial Owner                   Number        Percent
   ------------------------------------                   ------        -------

   Dean Weber, CEO, President and Chairman
     of the Board (2)                                   12,473,800        2.66%

   IVantage, Inc. (2)                                      900,200         *

   James Hadzicki, CFO                                   2,782,300         *

   Rahould Sharan, Director                              1,386,000         *

   Bradley J. Ammon, Director                              959,000         *

   Jocobo Kaloyan                                       21,050,000        4.49%

   Total securities held by officers and
     directors as a group (4 people):                   18,501,300        3.95%

______________
*Less than one percent.

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of May 8, 2006 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) IVantage, Inc. is wholly owned by Dean Weber, Chairman of the Board, CEO, and President of our company. Mr. Weber is the beneficial owner of the 900,200 shares in the name of IVantage, Inc. and those shares are also included in the amount presented in this table for Mr. Weber.

                            DESCRIPTION OF SECURITIES

         Our Amended Articles of Incorporation authorize the issuance of 990,000,000 shares of common stock, $.001 par value per share. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available therefor. In the event of a liquidation, dissolution, or winding up of the Company, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares.

         In addition, our Amended Articles of Incorporation authorize the issuance of 10,000,000 shares of preferred stock, $.001 par value per share. The shares of preferred stock may be issued in series, and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the board of directors. Our board of directors are expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuances of preferred stock the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of Nevada.

     COMMISSION'S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Under the Nevada General Corporation Law and our Articles of Incorporation, as amended, and our Bylaws, our directors will have no personal liability to us or our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care." This provision does not apply to the directors' (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its stockholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its stockholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its stockholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its stockholders, or
(vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

         The effect of this provision in our Articles of Incorporation and Bylaws is to eliminate the rights of our Company and our stockholders (through stockholder's derivative suits on behalf of our Company) to recover monetary damages against a director for breach of his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (vi) above. This provision does not limit nor eliminate the rights of our Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, our Bylaws provide that if the Nevada General Corporation Law is amended to authorize the future elimination or limitation of the liability of a director, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the law, as amended. The Nevada General Corporation Law grants corporations the right to indemnify their directors, officers, employees and agents in accordance with applicable law.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

         The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

              o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

              o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

              o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

              o an exchange distribution in accordance with the rules of the applicable exchange;

              o      privately-negotiated transactions;

              o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

              o      a combination of any such methods of sale; and

              o      any other method permitted pursuant to applicable law.

         The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, or Regulation S, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

         The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

         The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

         The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions.

         We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

         If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

PENNY STOCK

         The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

              o that a broker or dealer approve a person's account for transactions in penny stocks; and

              o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

         In order to approve a person's account for transactions in penny stocks, the broker or dealer must

              o obtain financial information and investment experience objectives of the person; and

              o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

         The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

              o sets forth the basis on which the broker or dealer made the suitability determination; and

              o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

         Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                              SELLING STOCKHOLDERS

         The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

         The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.


--------------------  ---------------   -----------   --------------   ------------   --------------   -----------   -----------
                                          Total
                      Total Shares of   Percentage                                                                   Percentage
                       Common Stock      of Common      Shares of                                      Beneficial     of Common
                       Issuable Upon      Stock,       Common Stock     Beneficial    Percentage of     Ownership    Stock Owned
                       Conversion of     Assuming      Included in      Ownership      Common Stock     After the       After
        Name               Notes           Full         Prospectus      Before the     Owned Before     Offering      Offering
                      and/or Warrants*  Conversion          (1)          Offering        Offering**        (2)           (2)
--------------------  ---------------   -----------   --------------   ------------   --------------   -----------   -----------
Alpha Capital            118,923,581       25.2%         Up to          47,103,551       9.99%             0            --
Atiengesellschaft(3)                                   118,923,581(1)
                                                        shares of
                                                       common stock
--------------------  ---------------   -----------   --------------   ------------   --------------   -----------   -----------
Whalehaven Capital         73,328,235      15.6%         Up to          47,103,551       9.99%             0            --
Fund Limited(4)                                       73,328,235 (1)
                                                        shares of
                                                       common stock
--------------------  ---------------   -----------   --------------   ------------   --------------   -----------   -----------
Ellis International,       30,813,081       6.5%         Up to          30,813,081        6.5%             0            --
Ltd.(5)                                               30,813,081(1)
                                                        shares of
                                                       common stock
--------------------  ---------------   -----------   --------------   ------------   --------------   -----------   -----------
Omega Capital Small        11,138,909       2.4%         Up to           11,138,909       2.4%             0            --
Cap Fund(6)                                            11,138,909(1)
                                                        shares of
                                                       common stock
--------------------  ---------------   -----------   --------------   ------------   --------------   -----------   -----------
Osher Capital, Inc.         2,025,939        ***         Up to            2,025,939        ***             0            --
(7)                                                    2,025,939(1)
                                                        shares of
                                                       common stock
--------------------  ---------------   -----------   --------------   ------------   --------------   -----------   -----------
Stonestreet Limited        32,704,784       6.9%         Up to           32,704,784       6.9%             0            --
Partnership(8)                                         32,704,784
                                                        shares of
                                                       common stock
--------------------  ---------------   -----------   --------------   ------------   --------------   -----------   -----------
Momona Capital             17,890,202       3.8%         Up to           17,890,202       3.8%             0            --
Corp.(9)                                                17,890,202
                                                        shares of
                                                       common stock
--------------------  ---------------   -----------   --------------   ------------   --------------   -----------   -----------
Greenwich Growth            1,009,110        ***         Up to            1,009,110        ***             0            --
Fund Limited(10)                                         1,090,110
                                                        shares of
                                                       common stock
--------------------  ---------------   -----------   --------------   ------------   --------------   -----------   -----------
Whalehaven Fund             1,261,388        ***          Up to           1,261,388        ***             0            --
(11)                                                   1,261,388 (1)
                                                        shares of
                                                       common stock
--------------------  ---------------   -----------   --------------   ------------   --------------   -----------   -----------


* This column represents an estimated number based on a conversion price as of a recent date of May 8, 2006 of $.02 divided into the principal amount.

** These columns represent the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time) due to their 9.99% limitation.

*** Less than 1%

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the secured convertible notes is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

 (1) Includes a good faith estimate (150%) of the shares issuable upon conversion of the secured convertible notes and exercise of warrants, based on current market prices. Because the number of shares of common stock issuable upon conversion of the secured convertible notes is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. Under the terms of the secured convertible notes, if the secured convertible notes had actually been converted on May 8, 2006, the secured convertible notes would have had a conversion price of $.02. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the secured convertible notes and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. However the selling stockholders have contractually agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock as determined in accordance with
Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the secured convertible notes and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(2) Assumes that all securities will be sold.

(3) Includes: (i) 8,100,000 shares underlying secured convertible notes issued under our May 2006 Subscription Agreement; (ii) 18,750,000 shares underlying secured convertible notes issued under our March 2006 Subscription Agreement;
(iii) 18,204,325 shares underlying Class A warrants issued under our March 2006 Subscription Agreement; (iv) 22,500,000 shares underlying remaining $300,000 principal amount of secured convertible notes issued under our 2005 Subscription Agreement; (v) 12,712,522 shares underlying Class A warrants issued under our 2005 Subscription Agreement; (vi) 14,300,000 shares underlying Class B warrants issued under our 2005 Subscription Agreement; (vii) 11,178,367 shares underlying Class A warrants issued under our 2004 Subscription Agreements; and (viii) 13,178,367 shares underlying Class B warrants issued under our 2004 Subscription Agreements. In accordance with rule 13d-3 under the securities exchange act of 1934, Alpha Capital Atiengesellschaft is a private investment fund that is owned by all of its investors and managed by Konrad Ackerman. Mr. Konrad Ackerman may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(4) Includes: (i) 8,100,000 shares underlying secured convertible notes issued under our May 2006 Subscription Agreement; (ii) 18,750,000 shares underlying secured convertible notes issued under our March 2006 Subscription Agreement;
(iii) 18,204,325 shares underlying Class A warrants issued under our March 2006 Subscription Agreement; (iv) 22,012,522 shares underlying Class B warrants issued under our 2005 Subscription Agreement; (v) 630,694 shares underlying Class A warrants issued under our 2004 Subscription Agreements; and (vi) 630,694 shares underlying Class B warrants issued under our 2004 Subscription Agreements. In accordance with rule 13d-3 under the securities exchange act of 1934, Whalehaven Capital Fund Limited is a private investment fund that is owned by all of its investors and managed by Michael Finkelstein and Bhavesh Singh. Evan Schemenauer, Arthur Jones and Jennifer Kelly may be deemed control persons of the shares owned by such entity, with final voting power and investment control over such shares.

(5) Includes: (i) 7,500,000 shares underlying secured convertible notes issued under our March 2006 Subscription Agreement; (ii) 7,281,730 shares underlying Class A warrants issued under our March 2006 Subscription Agreement; (iii) 2,191,413 shares underlying Class A warrants issued under our 2005 Subscription Agreement; (iv) 6,250,000 shares underlying Class B warrants issued under our 2005 Subscription Agreement; (vii) 3,024,969 shares underlying Class A warrants issued under our 2004 Subscription Agreements; and (viii) 4,564,969 shares underlying Class B warrants issued under our 2004 Subscription Agreements. In accordance with rule 13d-3 under the securities exchange act of 1934, Ellis International Ltd. is a private investment fund that is owned by all of its investors and managed by Wilhelm Ungar. Mr.
Ungar may be deemed a control persons of the shares owned by such entity, with final voting power and investment control over such shares.

(6) Includes: (i) 8,100,000 shares underlying secured convertible notes issued under our May 2006 Subscription Agreement; and (ii) 3,038,909 shares underlying Class A warrants issued under our 2005 Subscription Agreement. In accordance with rule 13d-3 under the securities exchange act of 1934, Omega Capital Small Cap Fund is a private investment fund that is owned by all of its investors and managed by Herman Segal. Herman Segal may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(7) Includes shares underlying Class A warrants issued under our 2005 Subscription Agreement. In accordance with rule 13d-3 under the securities exchange act of 1934, Osher Capital, Inc. is a corporation that is owned by all of its shareholders and managed by Yisroel Kluger. Yisroel Kluger may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(8) Includes: (i) 750,000 shares underlying remaining $10,000 principal amount of secured convertible notes issued under our 2004 Subscription Agreements; (ii) 15,977,392 shares underlying Class A warrants issued under our 2004 Subscription Agreements; and (iii) 15,977,392 shares underlying Class B warrants issued under our 2004 Subscription Agreements. In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Stonestreet Limited Partnership is a private investment fund that is owned by all its investors and managed by Ms. Libby Leonard and Mr. Michael Finkelstein. Ms. Libby Leonard and Mr. Michael Finkelstein may be deemed control persons of the shares owned by such entity, with final voting power and investment control over such shares.

(9) Includes: (i) 7,500,000 shares underlying secured convertible notes issued under our March 2006 Subscription Agreement; (ii) 7,281,730 shares underlying Class A warrants issued under our March 2006 Subscription Agreement; (iii) 1,339,950 shares underlying Class A warrants issued under our 2004 Subscription Agreements; and (iv) 1,768,522 shares underlying Class B warrants issued under our 2004 Subscription Agreements. In accordance with rule 13d-3 under the securities exchange act of 1934, Momona Capital Corp. is a private investment fund that is owned by all of its investors and managed by Arie Rabinowitz. Mr. Arie Rabinowitz may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(10) Includes: (i) 504,555 shares underlying Class A warrants issued under our 2004 Subscription Agreements; and (ii) 504,555 shares underlying Class B warrants issued under our 2004 Subscription Agreements.

(11) Includes: (i) 630,694 shares underlying Class A warrants issued under our 2004 Subscription Agreements; and (ii) 630,694 shares underlying Class B warrants issued under our 2004 Subscription Agreements. In accordance with rule 13d-3 under the securities exchange act of 1934, Whalehaven Fund is a private investment fund that is owned by all of its investors and managed by Michael Finkelstein and Bhavesh Singh. Evan Schemenauer, Arthur Jones and Jennifer Kelly may be deemed control persons of the shares owned by such entity, with final voting power and investment control over such shares.

TERMS OF SECURED CONVERTIBLE NOTES AND THE WARRANTS

         On March 20, 2006, we completed a private placement pursuant to a Subscription Agreement which we entered into with several accredited and/or qualified institutional investors dated as of March 17, 2006, pursuant to which the investors subscribed to purchase an aggregate principal amount of $700,000 in 6% secured convertible promissory notes and 1 Class A common stock purchase warrant for each 1 share which would be issued on the closing date assuming full conversion of the secured convertible notes issued on the closing date.

In addition, on May 5, 2006 we completed a private placement pursuant to a Subscription Agreement which we entered into with several accredited and/or qualified institutional investors pursuant to which the investors subscribed to purchase an aggregate principal amount of $324,000 in 6% secured convertible promissory notes.

         The secured convertible notes bear simple interest at 6% per annum payable upon each conversion, June 1, 2006 and semi-annually thereafter, and mature 2 years after the date of issuance. Each investor shall have the right to convert the secured convertible notes after the date of issuance at any time, until paid in full, at the election of the investor into fully paid and nonassessable shares of our common stock. The conversion price per share shall be the lower of (i) $0.043 or (ii) 80% of the average of the three lowest closing bid prices for our common stock for the 30 trading days prior to, but not including, the conversion date as reported by Bloomberg, L.P. on any principal market or exchange where our common stock is listed or traded. The conversion price is adjustable in the event of any stock split or reverse stock split, stock dividend, reclassification of common stock, recapitalization, merger or consolidation. In addition, the conversion price of the secured convertible notes will be adjusted in the event that we spin off or otherwise divest ourselves of a material part of our business or operations or dispose all or a portion of our assets. Our obligation to repay all principal, and accrued and unpaid interest under the convertible notes is secured by all of our assets pursuant to a certain Security Agreement dated as of February 16, 2006, which also secures the remaining principal amount of our convertible notes in the aggregate amount of $1,115,000 which we issued on March 18, 2005 and July 13, 2005 to certain of the investors participating in this new private placement.

         We issued an aggregate of 50,972,111 Class A common stock purchase warrants to the investors, representing 1 Class A warrant issued for each 1 share which would be issued on the closing date assuming full conversion of the secured convertible notes issued on the closing date. The Class A warrants are exercisable until four years from the closing date at an exercise price of $0.045 per share. The exercise price of the Class A warrants will be adjusted in the event of any stock split or reverse stock split, stock dividend, reclassification of common stock, recapitalization, merger or consolidation. In addition, the exercise price of the warrants will be adjusted in the event that we spin off or otherwise divest ourselves of a material part of our business or operations or dispose all or a portion of our assets.

         We are obligated to file a registration statement registering the shares of our common stock issuable upon conversion of the secured promissory notes and exercise of the Class A warrants no later than 45 days after the closing date and cause it to be declared effective within 120 days after the closing date. If we do not meet the aforementioned filing and effectiveness deadlines, we shall pay to each investor an amount equal to 1% for the first 30 days or part thereof of the pendency of such non-registration event and 2% for each 30 days or part thereof thereafter, of the purchase price of the secured convertible notes remaining unconverted and purchase price of the shares of our common stock issued upon conversion of the notes.

         We claim an exemption from the registration requirements of the Act for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the investors were accredited investors and/or qualified institutional buyers, the investors had access to information about us and their investment, the investors took the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

         The Purchasers have agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock.

         A complete copy of the Subscription Agreement and related documents are incorporated by reference as exhibits to our Form SB-2 registration statement relating to this prospectus.

SAMPLE CONVERSION CALCULATION

         The number of shares of common stock issuable upon conversion of the secured convertible notes issued pursuant to our March and May 2006 Subscription Agreements is determined by dividing that portion of the principal of the notes to be converted and interest, if any, by the conversion price. For example, assuming conversion of the $1,02,000 of secured convertible notes on May 8, 2006, at a conversion price of $0.02, the number of shares issuable upon conversion would be:

$1,024,000/$0.02 = 51,200,000 shares

         The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the principal amount of our secured convertible notes, based on market prices 25%, 50% and 75% below the market price as of May 8, 2006 of $0.027.

                                                              Number of Shares
  % Below Market     Price Per Share     Discount of 40%      Issuable
  --------------     ---------------     ---------------      ------------------
  25%                $.0203              $.0162               63,209,877
  50%                $.0135              $.0108               94,814,815
  75%                $.0068              $.0054               189,629,630


                                  LEGAL MATTERS

         Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.


                                     EXPERTS

         Our financial statements at December 31, 2005 and 2004 appearing in this prospectus and registration statement have been audited by Peterson & Co., LLP, independent auditors, as set forth on their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

         On April 19, 2004, we notified Stonefield Josephson, Inc., ("SJ ") that we had engaged Peterson & Co., LLP as our auditor and as a consequence, was dismissed as our auditors. On April 12, 2004, we engaged Peterson & Co., LLP as our independent auditor for the fiscal year ending December 31, 2004. The action to engage Peterson & Co., LLP was taken upon the unanimous approval of the Audit Committee of our Board of Directors.

         During the two fiscal years ended December 31, 2003 and December 31, 2002 and through April 19, 2004, (i) there were no disagreements between us and SJ on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of SJ would have caused SJ to make reference to the matter in its reports on our financial statements, and (ii) SJ's reports did not contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. During the two fiscal years ended December 31, 2003 and 2002 and through April 19, 2004, there were no reportable events as the term described in Item 304(a)(1)(iv) of Regulation S-B. SJ 's opinion in its report on our financial statements for the years ended December 31, 2002 and 2003, included an explanatory paragraph which expressed substantial doubt with respect to our ability to continue as a going concern.

         We obtained a letter from SJ addressed to the Securities and Exchange Commission stating whether they agreed with the above statements, as it relates to them. A copy of such letter, dated April 28, 2004, is filed as Exhibit 16.1 to the Form 8-K filed with the Commission on May 3, 2004 and is hereby incorporated by reference.

         During the two fiscal years ended December 31, 2003 and 2004, we have not consulted with Peterson & Co. LLP regarding either:

         1. the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that Peterson & Co., LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or

         2. any matter that was either subject of disagreement or event, as defined in Item 304(a)(1)(iv)(A) of Regulation S-B and the related instruction to Item 304 of Regulation S-B, or a reportable event, as that term is explained in Item 304(a)(1)(iv)(A) of Regulation S-B.

         We obtained a letter from SJ addressed to the Securities and Exchange Commission stating whether they agreed with the above statements, as it relates to them. A copy of such letter, dated April 28, 2004, is filed as Exhibit 16.1 to the Form 8-K filed with the Commission on May 3, 2004 and is hereby incorporated by reference.

                              AVAILABLE INFORMATION

         We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Itronics Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

         We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street N.E. Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street N.E. Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

                          ONE VOICE TECHNOLOGIES, INC.

                              FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2005 AND 2004

                                    CONTENTS

                                                                       Page
                                                                       ----

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                 F-1

FINANCIAL STATEMENTS:
  Balance Sheets                                                        F-2
  Statements of Operations                                              F-3
  Statements of Stockholders' Equity (Deficit)                       F-4 - F-5
  Statements of Cash Flows                                           F-6 - F-7
  Notes to Financial Statements                                      F-8 - F-23

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
One Voice Technologies, Inc.

         We have audited the accompanying balance sheets of One Voice Technologies, Inc. (the "Company") as of December 31, 2005 and 2004, and the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of One Voice Technologies, Inc. as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has reported recurring losses from operations aggregating $42,644,000, and had a working capital deficit of $3,731,000. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans as to these matters are described in Note 1. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                               PETERSON & CO., LLP

San Diego, California
March 31, 2006


                                   ONE VOICE TECHNOLOGIES, INC.
                                          BALANCE SHEETS
                                     DECEMBER 31, 2005 & 2004

                                              ASSETS

                                                                        2005            2004
                                                                    ------------    ------------
                                                                                      (Restated)
CURRENT ASSETS:
  Cash and cash equivalents                                         $    338,811         535,642
  Accounts receivable                                                     42,696           6,274
  Inventories                                                              5,254           9,724
  Prepaid expenses                                                        40,574          27,756
                                                                    ------------    ------------

          Total current assets                                           427,335         579,396

PROPERTY AND EQUIPMENT, net                                               84,703         177,949

OTHER ASSETS:
  Software development and licensing, net                                 40,552          78,700
  Trademarks, net                                                          5,517          13,310
  Patents, net                                                            94,200         118,569
  Deposits                                                                18,665           2,157
  Deferred debt issue costs                                               69,970          96,954
                                                                    ------------    ------------

          Total assets                                              $    740,942    $  1,067,035
                                                                    ============    ============


                          LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
  Accounts payable                                                  $    128,630    $    162,625
  Accrued expenses                                                       147,305          72,887
  Security deposits                                                           --          12,522
  Settlement agreement liability                                         920,000              --
  License agreement liability                                            930,000       1,050,000
  Warrant derivative liability                                         2,032,299       4,941,415
  Current portion of convertible debt, net                                    --          92,044
                                                                    ------------    ------------
         Total current liabilities                                     4,158,234       6,331,493

LONG-TERM DEBT:
  Long term portion of notes payable,                                    100,000         100,000
  Long term portion of convertible debt, net                             221,850          32,656
                                                                    ------------    ------------
         Total liabilities                                             4,480,084       6,464,149

STOCKHOLDERS' EQUITY (DEFICIT):
  Preferred stock; $.001 par value, 10,000,000 shares
   authorized, no shares issued and outstanding                               --              --
  Common stock; $.001 par value, 990,000,000 and 250,000,000
   Shares authorized at December 31, 2005 and 2004,
   respectively; 363,590,152 and 246,467,927 shares issued
   and outstanding at December 31, 2005 and 2004, respectively           363,590         246,468
  Additional paid-in capital                                          38,561,381      35,474,238
  Accumulated deficit                                                (42,664,113)    (41,117,820)
                                                                    ------------    ------------

          Total stockholders' equity (deficit)                        (3,739,142)     (5,397,114)
                                                                    ------------    ------------

          Total liabilities and stockholders' equity (deficit)      $    740,942    $  1,067,035
                                                                    ============    ============


           The accompanying notes form an integral part of these financial statements.


                                               F-2




                          ONE VOICE TECHNOLOGIES, INC.

                            STATEMENTS OF OPERATIONS

                                               Year ended       Year ended
                                              December 31,     December 31,
                                                  2005             2004
                                             -------------    -------------
                                                                (Restated)

REVENUE                                      $     142,285    $       2,105

COST OF REVENUE                                     31,467            1,930
                                             -------------    -------------

GROSS PROFIT                                       110,818              175

GENERAL AND ADMINISTRATIVE EXPENSES              3,433,281        3,733,753
                                             -------------    -------------

NET LOSS FROM OPERATIONS                        (3,322,463)   $  (3,733,578)


OTHER INCOME (EXPENSES)

  Interest expense                              (2,487,116)      (1,649,641)
  Settlement expense, net                         (760,387)              --
  Gain (loss) on warrant derivative              5,070,081       (3,369,412)
  Other, net                                       (46,408)             741
                                             -------------    -------------
NET LOSS                                     $  (1,546,293)   $  (8,751,890)
                                             =============    =============

NET LOSS PER SHARE, basic and diluted        $        (.01)   $        (.05)
                                             =============    =============

WEIGHTED AVERAGE SHARES OUTSTANDING,
  basic and diluted                            299,279,000      188,236,940
                                             =============    =============


   The accompanying notes form an integral part of these financial statements.


                                       F-3




                                                 ONE VOICE TECHNOLOGIES, INC.

                                         STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)


                                                        Common stock             Additional                        Total
                                                 ----------------------------      paid-in      Accumulated     stockholders'
                                                    Shares          Amount         capital        deficit      equity (deficit)
                                                 ------------    ------------    ------------   ------------   ----------------

   Balance at December 31, 2003 (Restated)        107,130,615    $    107,131    $ 31,851,609   $(32,365,930)   $   (407,190)

   Issuance of warrants in connection
     with debt financing                                                            1,281,550                      1,281,550

   Beneficial conversion feature
     embedded in debt securities                                                      827,626                        827,626

   Exercise of warrants for cash                   12,008,067          12,008       1,368,121                      1,380,129

   Conversion of debt to
     equity - Alpha Capital                        25,720,939          25,721         587,172                        612,893

   Conversion of debt to
     equity - Bristol Investments                   4,317,308           4,317          96,708                        101,025

   Conversion of debt to
     equity - Ellis Enterprise                      5,229,575           5,230         165,230                        170,460

   Conversion of debt to
     equity - Greenwich Funds                       2,541,700           2,542          99,889                        102,431

   Conversion of debt to
     equity - Whalehaven Capital                    2,639,175           2,639         124,834                        127,473

   Conversion of debt to
     equity - Whalehaven Fund                       2,009,448           2,009          84,787                         86,796

   Conversion of debt to
     equity - Momona Capital                          375,994             376          14,777                         15,153

   Conversion of debt to
     equity - Stonestreet Limited                   6,067,844           6,068         239,640                        245,708

   Conversion of debt to
     equity - La Jolla Cove                        78,427,262          78,427          13,845                         92,272

   Reclassification of warrants to
     current liabilities                                                           (1,281,550)                    (1,281,550)

   Net loss for the year ended
     December 31, 2004                                                                            (8,751,890)     (8,751,890)
                                                 ------------    ------------    ------------   ------------    ------------

   Balance at December 31, 2004 (Restated)        246,467,927         246,468      35,474,238    (41,117,820)     (5,397,114)


                            The accompanying notes form an integral part of these financial statements.

                                                             F-4




                                                 ONE VOICE TECHNOLOGIES, INC.

                                   STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) (CONTINUED)


                                                        Common stock             Additional                        Total
                                                 ----------------------------      paid-in      Accumulated     stockholders'
                                                    Shares          Amount         capital        deficit      equity (deficit)
                                                 ------------    ------------    ------------   ------------   ----------------

   Issuance of common stock in connection          17,000,000          17,000              --                         17,000
     with private placement

   Issuance of warrants in connection
     with private placement                                                           489,400                        489,400

   Issuance of warrants in connection
     with debt financing                                                            1,399,637                      1,399,637

   Beneficial conversion feature
     embedded in debt securities                                                      600,363                        600,363

   Exercise of warrants for cash                   31,552,521          31,553         617,658                        649,211

   Expenses incurred in connection
     with warrant re-pricing                                                          271,898                        271,898

   Conversion of debt to
     equity - Alpha Capital                        25,945,668          25,945         714,676                        740,621

   Conversion of debt to
     equity - Momona Capital                        1,938,262           1,938          74,215                         76,153

   Conversion of debt to
     equity - Ellis Enterprise                     11,522,589          11,523         257,446                        268,969

   Conversion of debt to
     equity - Omega Capital                         3,488,833           3,489          61,511                         65,000

   Conversion of debt to
     equity - Whalehaven Capital                    9,110,077           9,110         235,769                        244,879

   Conversion of debt to
     equity - Whalehaven Fund                       1,026,466           1,026          40,032                         41,058

   Conversion of debt to
     equity - Osher Capital                         1,714,932           1,715          43,631                         45,346

   Conversion of debt to
     equity - Stonestreet Limited                  13,822,877          13,823         441,842                        455,665

   Reclassification of warrants to
     current liabilities                                                           (2,160,935)                    (2,160,935)

   Net loss for the year ended
     December 31, 2005                                                                            (1,546,293)     (1,546,293)
                                                 ------------    ------------    ------------   ------------    ------------

   Balance at December 31, 2005                   363,590,152    $    363,590    $ 38,561,381   $(42,664,113)   $ (3,739,142)
                                                 ============    ============    ============   ============    ============


                          The accompanying notes form an integral part of these financial statements.


                                                             F-5




                                ONE VOICE TECHNOLOGIES, INC.

                                  STATEMENTS OF CASH FLOWS


                                                                Year ended      Year ended
                                                               December 31,    December 31,
                                                                   2005           2004
                                                               ------------    ------------

                                                                                (Restated)
Cash flows from operating activities:
  Net loss                                                     $ (1,546,293)   $ (8,751,890)
                                                               ------------    ------------

 Adjustments to reconcile net loss to net cash used in
  operating activities:
      Depreciation and amortization                                 172,426         499,216
      Loss on disposal of assets                                     49,332              --
      Amortization of debt discount and debt issue costs          2,351,877       1,917,203
      Warrant re-pricing                                            271,898              --
      (Gain)loss on warrant derivative liability                 (5,070,081)      3,369,412

 Changes in operating assets and liabilities:
  (Increase) decrease in assets:
      Accounts receivable                                           (36,422)        130,726
      Inventories                                                     4,470          (9,724)
      Prepaid expenses and other assets                            (157,844)       (191,021)
      Deposits                                                      (16,508)          7,769

  Increase (decrease) in liabilities:
      Accounts payable                                              (33,965)        (10,463)
      Accrued expenses                                               74,418          14,468
      Settlement agreement liability                                920,000              --
      License agreement liability                                  (120,000)        380,000
      Deposit                                                       (12,522)             --
                                                               ------------    ------------

          Net cash used in operating activities                  (3,149,214)     (2,644,304)
                                                               ------------    ------------

Cash flows from investing activities:
  Purchase of property and equipment                                (45,768)        (63,046)
  Software development costs                                             --         (22,080)
  Trademarks                                                           (528)             --
  Patents                                                           (11,906)        (65,718)
                                                               ------------    ------------

          Net cash used in investing activities                     (58,202)       (150,844)
                                                               ------------    ------------

(Continued)

         The accompanying notes form an integral part of these financial statements.


                                             F-6




                                 ONE VOICE TECHNOLOGIES, INC.

                             STATEMENTS OF CASH FLOWS (CONTINUED)



                                                                   Year ended      Year ended
                                                                  December 31,    December 31,
                                                                      2005            2004
                                                                  ------------    ------------

                                                                                   (Restated)
Cash flows from financing activities:
  Proceeds from issuance of common stock                               506,400              --
  Proceeds from convertible debt                                     2,000,000       2,109,000
  Proceeds from warrant exercise                                       649,210       1,369,044
  Payments for debt issue costs                                       (145,025)       (200,963)
                                                                  ------------    ------------

          Net cash provided by financing activities                  3,010,585       3,277,081
                                                                  ------------    ------------

Net increase (decrease) in cash                                       (196,831)        481,933
Cash and cash equivalents, beginning of year                           535,642          53,709
                                                                  ------------    ------------

Cash and cash equivalents, end of year                            $    338,811    $    535,642
                                                                  ============    ============

Supplemental disclosure of cash flow information:
  Interest paid                                                   $     74,727    $     74,621
                                                                  ============    ============
  Income taxes paid                                               $        800    $        800
                                                                  ============    ============

Supplemental disclosure of non-cash financing activities:

   Issuance of warrant derivative in connection
     with private placement and debt financing                    $  2,160,935    $  1,281,550
                                                                  ============    ============
   Beneficial conversion feature of debt                          $    600,363    $    827,626
                                                                  ============    ============
   Common Stock issued upon conversion of debt                    $  1,937,691    $  1,554,211
                                                                  ============    ============


         The accompanying notes form an integral part of these financial statements.

                                              F-7

                          ONE VOICE TECHNOLOGIES, INC.

                          NOTES TO FINANCIAL STATEMENTS


(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

ORGANIZATION AND BASIS OF PRESENTATION:

One Voice Technologies, Inc. is incorporated under the laws of the State of Nevada. The Company develops voice recognition software and it commenced operations in 1999.

Prior to the fourth quarter of 2005, the Company's financial statements had been prepared and presented as those of a development stage enterprise. Based on the commercialization of its Mobile Voice product during 2005, the Company believes that such presentation is no long necessary. Cumulative disclosures required for development stage enterprises that were included in the previously filed December 31, 2004 financial statements have been omitted in the comparative financial statements presented here in.

GOING CONCERN:

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred significant losses since inception of $42,664,000 and used cash for operations of $ 3,149,000 during the year ended December 31, 2005. The Company also has a working capital deficit of $3,731,000 and a stockholders' deficit of $3,739,000 as of December 31, 2005. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management is currently seeking additional equity or debt financing. Additionally, management is currently pursuing revenue-bearing contracts utilizing various applications of its technology including wireless technology. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

RESTATEMENT TO PRIOR YEAR FINANCIAL STATEMENTS

Subsequent to the issuance of the financial statements for the years ended December 31, 2004 and 2003, management determined that the Company's previous accounting for its warrants did not comply with Emerging Issues Task Force 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock ("EITF 00-19"). As a result, the Company determined that the fair value of the warrants should have been reclassified from additional paid in capital, to a current liability, and that the warrant fair value should have been marked to market as of the balance sheet date with the corresponding non-cash gain or loss reflected in the results of operations. Accordingly, the accompanying financial statements for the years ended December 31, 2004 and 2003 have been restated from the amounts previously reported.

The impact of this restatement will change net income within the various periods covered. This correction in the accounting for its warrants had no impact on the Company's net sales, net cash flows, cash balances or debt covenant compliance.

A summary of the significant effects of the restatements is as follows:


                                           As Previously                           As
                                             Reported        Adjustments        Restated
                                           -------------    -------------    -------------
Year Ended December 31, 2004
----------------------------
Net loss                                   $  (5,382,478)   $  (3,369,412)   $  (8,751,890)
Net loss per share, basic and diluted      $       (0.03)   $       (0.02)   $       (0.05)

Year Ended December 31, 2003
----------------------------
Net loss                                   $  (5,931,972)   $      93,078    $  (5,838,894)
Net loss per share, basic and diluted      $       (0.09)   $          --    $       (0.09)


                                    F-8

                          ONE VOICE TECHNOLOGIES, INC.

                          NOTES TO FINANCIAL STATEMENTS


(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

BUSINESS ACTIVITY:

The Company develops voice recognition based software for both the Telecom and Interactive Multimedia PC sectors.

RECLASSIFICATIONS:

Certain reclassifications have been made to prior years' disclosures to conform to current year classifications.

USE OF ESTIMATES:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the amount of revenue and expense reported during the period. Actual results could differ from those estimates.

FAIR VALUE:

The Company's financial instruments consist principally of cash and cash equivalents, accounts receivable, accounts payable and notes payable and convertible debt. The carrying value of cash and cash equivalents, accounts receivable and accounts payable, approximates their fair value due to their short term nature. The carrying value of notes payable and convertible debt approximate their fair value, as interest approximates market rates.

CASH AND CASH EQUIVALENTS:

For purposes of the statement of cash flows, cash equivalents include all highly liquid debt instruments with original maturities of three months or less which are not securing any corporate obligations.

CONCENTRATION:

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

REVENUE RECOGNITION:

The Company recognizes revenues when earned in the period in which the service is provided.

Service and license fees are deferred and recognized over the life of the agreement. Revenues from the sale of products will be recognized upon shipment of the product.

ADVERTISING AND PROMOTION COSTS:

Advertising and promotion costs are expensed as incurred. For the years ended December 31, 2005 and 2004, advertising and promotion costs were $77,000 and $27,000 respectively.

PROPERTY AND EQUIPMENT:

Property and equipment are recorded at cost. Depreciation is being provided by use of the straight-line method over the estimated useful lives of the assets, ranging from three to seven years.

                          ONE VOICE TECHNOLOGIES, INC.

                          NOTES TO FINANCIAL STATEMENTS


(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

INVENTORIES:

Inventories are valued at the lower of cost or market based on actual cost.

WARRANT DERIVATIVE LIABILITY

The Company accounts for warrants issued in connection with financing arrangements in accordance with Emerging Issues Task Force ("EITF") Issue No. 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock ("EITF 00-19"). Pursuant to EITF 00-19, an evaluation of specifically identified conditions is made to determine whether the fair value of warrants issued is required be classified as a derivative liability. The fair value of warrants classified as derivative liabilities is adjusted for changes in fair value at each reporting period, and the corresponding non-cash gain or loss is recorded in current period earnings.

DEBT WITH STOCK PURCHASE WARRANTS:

Proceeds received from debt issued with stock purchase warrants are allocated between the debt and the warrants, based upon the relative fair values of the two securities. The balance allocated to warrants is accounted for either as additional paid-in capital or as a warrant derivative liability. The resulting debt discount is amortized to expense over the term of the debt instrument, using the interest method. In the event of settlement of such debt in advance of the maturity date, an expense is recognized for the remaining unamortized discount.

DEBT WITH BENEFICIAL CONVERSION FEATURE:

We account for convertible debt in accordance with Financial Accounting Standards Board Emerging Issues Task Force ("EITF") Issue No. 98-5 and Issue 00-27. These pronouncements require the use of the intrinsic value method for recognition of the beneficial conversioin feature included with indebtedness, and requires amortization of the amount associated with the convertibility feature over the life of the debt instrument. Upon conversion of the debt, any unamortized beneficial conversion discount will be charged to expense.

SOFTWARE DEVELOPMENT COSTS:

The Company accounts for their software development costs in accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," ("SFAS No. 86"). SFAS No. 86 requires the Company to capitalize the direct costs and allocate overhead associated with the development of software products. Initial costs are charged to operations as research prior to the development of a detailed program design or a working model. Costs incurred subsequent to the product release, and research and development performed under contract are charged to operations. Capitalized costs are amortized over the estimated product life of four years on the straight-line basis. The Company evaluates for impairment losses annually or when economic circumstances necessitate. The Company will recognize an impairment loss in the amount by which the unamortized capitalized cost of a computer software product exceeds the net realizable value of that asset. No impairment losses were recognized during the years ended December 31, 2005 and 2004.

Amortization expense totaled $37,000 and $338,000 for the years ended December 31, 2005 and 2004, respectively. Accumulated amortization as of December 31, 2005 amounted to $1,635,000.

                          ONE VOICE TECHNOLOGIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

TRADEMARKS AND PATENTS:

The Company's trademark costs consist of legal fees paid in connection with trademarks. The Company amortizes trademarks using the straight-line method over the period of estimated benefit, generally four years. Amortization expense charged for the years ended December 31, 2005 and 2004 totaled $8,000 and $34,000, respectively. Accumulated amortization as of December 31, 2005 amounted to $238,000.

The Company's patent costs consist of legal fees paid in connection with patents pending. The Company amortizes patents using the straight-line method over the period of estimated benefit, generally five years. Amortization expense charged for the years ended December 31, 2005 and 2004 totaled $36,000 and $25,000, respectively. Accumulated amortization as of December 31, 2005 amounted to $93,000.

In accordance with SFAS 142, the Company periodically evaluates whether events or circumstances have occurred that may affect the estimated useful life or the recoverability of the remaining balance of the patent and trademarks. Impairment of the assets is triggered when the estimated future undiscounted cash flows do not exceed the carrying amount of the intangible asset. If the events or circumstances indicate that the remaining balance of the assets may be permanently impaired, such potential impairment will be measured based upon the difference between the carrying amount of the assets and the fair value of such assets, determined using the estimated future discounted cash flows generated.

NET LOSS PER COMMON SHARE:

Basic earnings per share is calculated using the weighted-average number of outstanding common shares during the period. Diluted earnings per share is calculated using the weighted-average number of outstanding common shares and dilutive common equivalent shares outstanding during the period, using either the as-converted method for convertible notes and convertible preferred stock or the treasury stock method for options and warrants.

The net loss per common share for the years ended December 31, 2005 and 2004 is based on the weighted average number of shares of common stock outstanding during the periods. Potentially dilutive securities include options, warrants and convertible debt; however, such securities have not been included in the calculation of the net loss per common share as their effect is antidilutive.

INCOME TAXES:

Deferred income taxes are reported using the asset/liability method. Deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

                          ONE VOICE TECHNOLOGIES, INC.

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES CONTINUED:

INCENTIVE AND STOCK BASED COMPENSATION:

Pro forma information regarding the effect on operations as required by SFAS 123 and SFAS 148, has been determined as if the Company had accounted for its employee stock options under the fair value method of those statements. Pro forma information, using the Black-Scholes method at the date of grant, is based on the following assumptions:

              Expected life                         3 Years
              Risk-free interest rate                  5.0%
              Dividend yield                              -
              Volatility                               100%

This option valuation model requires input of highly subjective assumptions. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing model does not necessarily provide a reliable single measure of fair value of its employee stock options.

For purposes of SFAS 123 pro forma disclosures, the estimated fair value of the options is amortized to expense over the option's vesting period. No expense was recognized under APB 25. The Company's pro forma information is as follows:


                                                 December 31, 2005   December 31, 2004
                                                ------------------  ------------------
Net loss, as reported                               $(1,546,293)        $(8,751,890)
                                                    ------------        ------------
Stock compensation calculated under SFAS 123        $    (1,000)        $   (51,500)
                                                    ------------        ------------
Pro forma net loss                                  $(1,547,293)        $(8,803,390)
                                                    ------------        ------------

Basic and diluted historical loss per share         $     (0.01)        $     (0.05)
                                                    ------------        ------------
Pro forma basic and diluted loss per share          $     (0.01)        $     (0.05)
                                                    ------------        ------------

RESEARCH AND DEVELOPMENT

Expenses related to the company's internal research and development efforts, are expensed in the year incurred. Research and development expense were $701,000 and $633,000 for the years ended December 31, 2005 and 2004 respectively.

                          ONE VOICE TECHNOLOGIES, INC.

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES CONTINUED:

NEW ACCOUNTING PRONOUNCEMENTS:

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections" ("SFAS No. 154"), which replaces APB Opinion No. 120, "Accounting Changes," and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements." SFAS No. 154 changes the requirements for accounting and reporting a change in accounting principle, and applies to all voluntary changes in accounting principles, as well as changes required by an accounting pronouncement. In the unusual instance it does not include specific transition provisions. Specifically, SFAS No. 154 requires retrospective application to prior periods' financial statements, unless it is impracticable to determine the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the effects of the change, the new accounting principle must be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and a corresponding adjustment must be made to the opening balance of retained earnings for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of the change, the new principle must be applied as if it were adopted prospectively from the earliest date practicable. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. SFAS No. 154 does not change the transition provisions of any existing pronouncements. The Company has evaluated the impact of SFAS No. 154 and does not expect the adoption of this statement to have a significant impact on its statement of income or financial condition. The Company will apply SFAS No. 154 in future periods, when applicable.

In December 2004, the Financial Accounting Standards Board issued SFAS No. 123(R), "Share-Based Payment". SFAS No. 123(R) replaces SFAS No. 123 "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees". SFAS No. 123(R) requires compensation costs related to share-based payment transactions to be recognized in the financial statements over the period that an employee provides service in exchange for the award. SFAS No. 123(R) is effective for fiscal year beginning after June 15, 2005. The Company plans to adopt SFAS No. 123(R) on January 1, 2006. SFAS 123(R) eliminates the alternative to use the intrinsic value method of accounting that was provided in SFAS 123 as originally issued. In accordance with SFAS No. 148, the Company has been disclosing the impact on net income and earnings per share had the fair value based method been adopted.

(2) PROPERTY AND EQUIPMENT:

 A summary is as follows:                           2005            2004
                                               -------------   -------------
        Computer equipment                     $    687,365    $    974,837
        Website development                          38,524          38,524
        Equipment                                     1,562         197,049
        Furniture and fixtures                       46,431         122,020
        Leasehold improvements                           --          15,222
        Telephone equipment                           4,293          99,910
                                               -------------   -------------

                                                    778,175       1,447,562
        Less accumulated depreciation
         and amortization                          (693,472)     (1,269,613)
                                               -------------   -------------

                                               $     84,703    $    177,949
                                               =============   =============

Depreciation expense totaled $89,682 and $99,448 for the years ended December 31, 2005 and 2004, respectively.

                          ONE VOICE TECHNOLOGIES, INC.

(3) ACCRUED LIABILITIES

Accrued expenses at December 31 consist of the following:


                                         Year ended     Year ended
                                        December 31,   December 31,
                                            2005           2004
                                        ------------   ------------
        Accrued paid time off           $     74,961   $     54,172
        Accrued interest                      72,109         18,715
        Other                                    235             --
                                        ------------   ------------
           Accrued expenses             $    147,305   $     72,887
                                        ============   ============


(4) NOTES PAYABLE:

On August 8, 2003 the Company entered into a note payable in the amount of $100,000, with principal and interest at 8.0% per annum, due on August 8, 2008. At December 31, 2005 and 2004 the balance on the note payable was $100,000.

(5) LICENSE AGREEMENT LIABILITY

In March 2000 the Company entered into a Software License Agreement ("License Agreement")with Philips Speech Processing, a division of Philips Electronics North America ("Philips"). Pursuant to the License Agreement, the Company received a world-wide, limited, nonexclusive license to certain speech recognition software owned by Philips. The initial term of the License Agreement was three (3) years, and the License Agreement included an extended term provision under which the License Agreement was automatically renewable for successive one (1) year periods, unless terminated by either party upon a minimum of sixty (60) days written notice prior to the expiration of the initial term or any extended term.

The License Agreement provides for the Company to pay a specified commission on revenues from products incorporating licensed software, and includes minimum royalty payment obligations over the initial three (3) year term of the License Agreement in the aggregate amount of $1,100,000.

Under an amendment to the License Agreement entered into in March 2002, the initial term of the License Agreement was extended for two (2) years, and the aggregate minimum royalty payment was increased to $1,500,000. The amendment also included a revised payment schedule of the minimum royalty payment obligation that provided for semi-annual payments of $250,000 (due on June 30th and December 31st of each year). In lieu of scheduled payments, in May, 2003, based on a verbal agreement with Philips, the Company began making monthly payments of $15,000, of which $10,000 is being applied against the remaining minimum royalty payment due and $5,000 is being applied as interest.

As of December 31, 2005 and 2004, the outstanding minimum royalty obligations pursuant to the License Agreement were $930,000 and $1,050,000, respectively.

                          ONE VOICE TECHNOLOGIES, INC.

(6) SETTLEMENT AGREEMENT LIABILITY

On January 6, 2006, La Jolla Cove Investors, Inc. ("La Jolla") and the Company entered into a Settlement Agreement and Mutual Release (the "Settlement Agreement") in which La Jolla and we agreed to forever settle, resolve and dispose of all claims, demands and causes of action asserted, existing or claimed to exist between the parties because of or in any way related to the Action. Under the Settlement Agreement, La Jolla and the Company agreed that the parties shall bear their own costs and attorney's fees associated with the Action and that the outstanding principle balance of convertible notes payable and accrued interest owed to La Jolla in the aggregate amount $159,613, would be extinguished. In addition, we agreed to pay to La Jolla:

o 10,000,000 restricted shares of our common stock upon the execution of the Settlement Agreement;

o      $300,000 within 90 days of the date of the Settlement Agreement; and

o      $400,000 within 150 days of the date of the Settlement Agreement.

Interest shall accrue on the $700,000 unpaid balance at 8% per annum commencing on the date of the Settlement Agreement until paid in full. If any payment is not made within 30 days of its due date, La Jolla may enter a judgment against us for the then unpaid balance, plus accrued interest and $100,000, upon the filing of a declaration of default by La Jolla.

As the finalization of the Settlement Agreement provided additional evidence with respect to conditions that existed at the balance sheet date, the effects of the Settlement agreement, as discussed below, have been reflected in the December 31, 2005 financial statements.

Balance Sheet- As of December 31, 2005, a total of $900,000 has been accrued as a Settlement Agreement liability, and included as a current liability, based on the cash obligation and the estimated fair value of the stock to be issued. In addition, convertible notes and accrued interest payable have been reduced by a total of $159,613.

Statement of Operations- A Settlement Expense totaling $760,387, which represents the net amount of the $920,000 payout obligation and the $159,613 reduction of notes payable and accrued interest payable, has been recorded as a component of Other Income (Expense) for the year ended December 31, 2005.

(7) WARRANT DERIVATIVE LIABILITY

During the years ended December 31, 2005 and 2004 the Company issued warrants in connection with convertible debt agreements and private placements that required analysis in accordance with EITF 00-19. EITF 00-19 specifies the conditions which must be met in order to classify warrants issued in a company's own stock as either equity or as a derivative liability. Evaluation of these conditions under EITF 00-19 resulted in the determination that these warrants are classified as a derivative liability. In accordance with EITF 00-19, warrants which are determined to be classified as derivative liabilities are marked-to-market each reporting period, with a corresponding non-cash gain or loss charged to the current period. The Company valued all warrant derivative liabilities as of December 31, 2005 using a Black-Scholes option pricing model using the following assumptions: expected dividend yield of 0.0%, expected stock price volatility of 100%, risk free interest rate of 4.35% and a remaining contractual life ranging from 0.30 years to 4.00 years. The Company valued all warrant derivative liabilities as of December 31, 2004 using a Black-Scholes option pricing model using the following assumptions: expected dividend yield of 0.0%, expected stock price volatility of 215%, risk free interest rate of 5.50% and a remaining contractual life ranging from 1.30 years to 5.00 years. The valuation conducted as of December 31, 2005 resulted in a non-cash gain of $5,070,000 with a corresponding decrease in the warrant derivative liability. The valuation conducted as of December 31, 2004 resulted in a non-cash loss of $3,369,000 with a corresponding increase in the warrant derivative liability. As of December 31, 2005 and 2004, the fair value of the warrant derivative liability was $2,032,000 and $4,941,000, respectively.

                          ONE VOICE TECHNOLOGIES, INC.

(8) CONVERTIBLE NOTES PAYABLE:

On August 18, 2004, the Company entered into a securities purchase agreement with four accredited investors, Alpha Capital Aktiengesellschaft, Greenwich Growth Fund Limited, Whalehaven Capital, LP and Whalehaven Fund Limited for the issuance of 7% convertible debentures in the aggregate amount of $700,000. The notes bear interest at 7% (effective interest rate of 146% on the aggregate amount), mature on August 18, 2007, and are convertible into the Company's common stock, at the holders' option, at the lower of (i) $0.085 or (ii) 80% of the average of the three lowest closing bid prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. The note may not be paid, in whole or in part, before August 18, 2007 without the consent of the holder. The full principal amount of the convertible notes is due upon default under the terms of convertible notes. In addition, the Company issued an aggregate of 7,063,774 warrants to the investors (3,531,887 Class A warrants and 3,531,887 Class B warrants).The Class A warrants are exercisable until August 18, 2009 at a purchase price of $.0935 per share. The Class B warrants are exercisable until August 18, 2009 at a purchase price of $.10625 per share. Net proceeds amounted to approximately $621,000, net of debt issue cash cost of $79,000. The fair value of the warrants of $323,000 using Black Scholes option pricing model and the beneficial conversion feature of approximately $298,000 have been recorded as debt discount and is being amortized over the life of the debt using the interest method. Upon conversion of the debt, any unamortized debt discount costs will be charged to expense.

On October 28, 2004, the Company entered into a securities purchase agreement with four accredited investors, Alpha Capital Aktiengesellschaft, Stonestreet Limited Partnership, Ellis International Ltd. and Momona Capital Corp. for the issuance of 7% convertible debentures in the aggregate amount of $596,000. The notes bear interest at 7% (effective interest rate of 100% on the aggregate amount), mature on October 28, 2007 and are convertible into the Company's common stock, at the holders' option, at the lower of (i) $0.074 or (ii) 80% of the average of the three lowest closing bid prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. The note may not be paid, in whole or in part, before October 28, 2007 without the consent of the holder. The full principal amount of the convertible note is due upon default under the terms of convertible notes. In addition, the Company issued an aggregate of 11,825,398 Class A warrants and 11,825,398 Class B warrants to the investors. The warrants are exercisable until October 28, 2009 at a purchase price of $0.07 per share. Net proceeds amounted to approximately $532,000, net of debt issue cash cost of $64,000. The relative value (limited to the face amount of the debt) of all the warrants of $276,000 using Black Scholes option pricing model and the beneficial conversion feature of approximately $319,000 have been recorded as debt discount and is being amortized over the life of the debt using the interest method. Upon conversion of the debt, any unamortized debt discount will be charged to expense.

On December 23, 2004, the Company entered into a securities purchase agreement with Alpha Capital Aktiengesellschaft, Stonestreet Limited Partnership, Ellis International Ltd. and Momona Capital Corp. for the issuance of 7% convertible debentures in the aggregate amount of $894,000. The notes bear interest at 7% (effective interest rate of 100% on the aggregate amount), mature on December 23, 2007 and are convertible into the Company's common stock, at the holders' option, at the lower of (i) $0.074 or (ii) 80% of the average of the three lowest closing bid prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. The note may not be paid, in whole or in part, before December 23, 2007 without the consent of the holder. The full principal amount of the convertible note is due upon default under the terms of convertible notes. In addition, the Company issued an aggregate of 22,183,622 Class A warrants and 22,183,622 Class B warrants to the investors. The warrants are exercisable until December 23, 2009 at a purchase price of $0.07 per share. Net proceeds amounted to approximately $835,000, net of debt issue cash cost of $59,000. The relative value (limited to the face amount of the debt) of all the warrants of $682,000 using Black Scholes option pricing model and the beneficial conversion feature of approximately $210,000 have been recorded as debt discount and is being amortized over the life of the debt using the interest method. Upon conversion of the debt mentioned above, any unamortized debt discount will be charged to expense.

                          ONE VOICE TECHNOLOGIES, INC.

(8) CONVERTIBLE NOTES PAYABLE:

On March 18, 2005, the Company held its first closing pursuant to a Subscription Agreement it entered into with several accredited investors dated as of March 18, 2005, pursuant to which the investors subscribed to purchase an aggregate principal amount of $2,000,000 in 6% convertible promissory notes, and 100 Class A and Class B common stock purchase warrants for each 100 shares which would be issued on each closing date assuming full conversion of the convertible notes issued on each such closing date. Net proceeds amounted to $920,000, net of debt issue cash cost of $80,000.

The convertible notes bear simple interest at 6% per annum payable upon each conversion, June 1, 2005 and semi-annually thereafter and mature 3 years after the date of issuance. Each investor shall have the right to convert the convertible notes after the date of issuance and at any time, until paid in full, at the election of the investor into fully paid and nonassessable shares of our common stock. The conversion price per share shall be the lower of (i) $0.047 or (ii) 80% of the average of the three lowest closing bid prices for our common stock for the 30 trading days prior to, but not including, the conversion date as reported by Bloomberg, L.P. on any principal market or exchange where our common stock is listed or traded. In addition, the company issued an aggregate of 29,069,768 Class A common stock purchase warrants and 29,069,768 Class B common stock purchase warrants to the investors, representing 100 Class A and Class B warrants issued for each 100 shares which would be issued on the each closing date assuming full conversion of the convertible notes issued on each such closing date. The Class A warrants are exercisable until four years from the initial closing date at an exercise price of $0.045 per share. The Class B warrants are exercisable until four years from the initial closing date at an exercise price of $0.06 per share. The holder of the Class B warrants will be entitled to purchase one share of common stock upon exercise of the Class B warrants for each share of common stock previously purchased upon exercise of the Class A warrants.

On July 13, 2005, we held our second closing pursuant to the Subscription Agreement we entered into with several accredited investors dated as of March 18, 2005.

On the second closing date, the Company received approximately $935,000, net of debt issue cash cost of approximately $65,000. The convertible notes bear simple interest at 6% per annum payable upon each conversion, June 1, 2005 and semi-annually thereafter and mature 3 years after the date of issuance. Each investor shall have the right to convert the convertible notes after the date of issuance and at any time, until paid in full, at the election of the investor into fully paid and nonassessable shares of our common stock. The conversion price per share shall be the lower of (i) $0.043 or (ii) 80% of the average of the three lowest closing bid prices for our common stock for the 30 trading days prior to, but not including, the conversion date as reported by Bloomberg, L.P. on any principal market or exchange where our common stock is listed or traded. In addition, the Company issued an aggregate of 38,461,537 Class A common stock purchase warrants and 38,461,537 Class B common stock purchase warrants to their investors. The Class A warrants are exercisable until four years from the initial closing date at an exercise price of $0.045 per share. The Class B warrants are exercisable until four years from the initial closing date at an exercise price of $0.06 per share. The fair value of the warrants of approximately $675,000 using Black Scholes option pricing model and the beneficial conversion feature of approximately $325,000 have been recorded as debt discount and is being amortized over the life of the debt using the interest method. Upon conversion of the debt, any unamortized discount will be charged to expense.



                                                  ONE VOICE TECHNOLOGIES, INC.

                                           NOTES TO FINANCIAL STATEMENTS (CONTINUED)


     A summary of convertible debt at December 31, 2005 is as follows:

                                                                          Due            Principal     Unamortized      Net
                                                                          Date            Amount        Discount       Balance
                                                                    -----------------   -----------    -----------    --------
     LONG-TERM PORTION

         Stonestreet Limited
         Partnership                                                December 23, 2007   $    10,000    $    (6,873)   $  3,127
                                                                                        -----------    -----------    --------

         Alpha Capital
         Aktiengesellschaft                                         March 18, 2008      $   175,000    $  (134,073)   $ 40,927
                                                                                        -----------    -----------    --------

         Whalehaven Capital
         Fund Limited                                               March 18, 2008      $   160,000    $  (122,581)   $ 37,419
                                                                                        -----------    -----------    --------

         Alpha Capital
         Aktiengesellschaft                                         July 13, 2008       $   400,000    $  (337,995)   $ 62,005
                                                                                        -----------    -----------    --------

         Ellis International
         Limited                                                    July 13, 2008       $    65,572    $   (55,407)   $ 10,165
                                                                                        -----------    -----------    --------

         Whalehaven Capital
         Fund Limited                                               July 13, 2008       $   400,000    $  (337,993)   $ 62,007
                                                                                        -----------    -----------    --------

         Omega Capital Small
         Cap Fund                                                   July 13, 2008       $    25,000    $   (21,125)   $  3,875
                                                                                        -----------    -----------    --------

         Osher Capital,
         Inc                                                        July 13, 2008       $    15,000    $   (12,675)   $  2,325
                                                                                        -----------    -----------    --------

            TOTAL LONG TERM PORTION                                                     $ 1,250,572    $(1,028,722)   $221,850
                                                                                        ===========    ===========    ========


     A summary of convertible debt at december 31, 2004 is as follows:

                                                                          Due            Principal     Unamortized      Net
                                                                          Date            Amount        Discount       Balance
                                                                    -----------------   -----------    -----------    --------
 CURRENT PORTION
     La Jolla Cove
     Investors, Inc.                                                December 12, 2005   $   157,728    $   (65,684)   $ 92,044


 LONG-TERM PORTION

     Whalehaven Fund
     Limited                                                        August 18, 2007     $    40,000    $   (30,538)   $  9,462
                                                                                        -----------    -----------    --------

     Alpha Capital
     Aktiengesellschaft                                             October 28, 2007    $   200,000    $  (186,764)   $ 13,236
                                                                                        -----------    -----------    --------

     Momona Capital
     Corp                                                           October 28, 2007    $    21,000    $   (20,104)   $    896
                                                                                        -----------    -----------    --------

     Stonestreet Limited
     Partnership                                                    October 28, 2007    $    40,000    $   (38,295)   $  1,705
                                                                                        -----------    -----------    --------

     Ellis International
     Limited                                                        October 28, 2007    $     4,841    $    (4,634)   $    207
                                                                                        -----------    -----------    --------

     Alpha Capital
     Aktiengesellschaft                                             December 23, 2007   $   300,000    $  (297,487)   $  2,513
                                                                                        -----------    -----------    --------

     Momona Capital
     Corp                                                           December 23, 2007   $    54,000    $   (53,548)   $    452
                                                                                        -----------    -----------    --------

     Stonestreet Limited
     Partnership                                                    December 23, 2007   $   420,000    $  (416,483)   $  3,517
                                                                                        -----------    -----------    --------

     Ellis International
     Limited                                                        December 23, 2007   $    79,700    $   (79,032)   $    668
                                                                                        -----------    -----------    --------

        TOTAL LONG TERM PORTION                                                         $ 1,159,541    $(1,126,885)   $ 32,656
                                                                                        ===========    ===========    ========


                                                             F-18




                          ONE VOICE TECHNOLOGIES, INC.

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

(9) COMMON STOCK:

During the twelve months ended December 31, 2005, Alpha Capital
Akteingesellschaft converted approximately $741,000 of notes payable into approximately 25,946,000 shares of the Company's common stock at an average conversion price of $0.029. During the same period, Alpha Capital
Akteingesellschaft exercised warrants to purchase 2,000,000 shares of common stock for cash in the amount of $48,000.

During the twelve months ended December 31, 2005, Omega Capital Small Cap Fund converted $65,000 of notes payable into approximately 3,489,000 shares of the Company's common stock at an average conversion price of $0.019.

During the twelve months ended December 31, 2005, Ellis International Ltd. converted approximately $269,000 of notes payable into approximately 11,523,000 shares of the Company's common stock at an average conversion price of $0.023. During the same period, Ellis International exercised warrants to purchase approximately 1,500,000 shares of common stock for cash in the amount of $37,000.

During the twelve months ended December 31, 2005, Stonestreet Limited Partnership converted approximately $456,000 of notes payable into approximately 13,823,000 shares of the Company's common stock at an average conversion price of $0.033.

During the twelve months ended December 31, 2005, Whalehaven Fund, Limited converted $41,000 of notes payable into approximately 1,026,000 shares of the Company's common stock at an average conversion price of $0.040.

During the twelve months ended December 31, 2005, Whalehaven Capital Fund, Ltd. converted $245,000 of notes payable into approximately 9,110,000 shares of the Company's common stock at an average conversion price of $0.027. During the same period, Whalehaven Capital Fund, Ltd. exercised warrants to purchase approximately 27,000,000 shares of common stock for cash in the amount of $540,000.

During the twelve months ended December 31, 2005, Momona Capital Corp. converted approximately $76,000 of notes payable into approximately 1,938,000 shares of the Company's common stock at an average conversion price of $0.039. During the same period, Momona Capital Corp. exercised warrants to purchase 1,000,000 shares of common stock for cash in the amount of $24,000.

During the twelve months ended December 31, 2005, Osher Capital Inc. converted approximately $45,000 of notes payable into approximately 1,715,000 shares of the Company's common stock at an average conversion price of $0.026.

During the twelve months ended December 31, 2005, an accredited investor purchased an aggregate of 17,000,000 shares of restricted common stock for a total purchase price of $506,400. In addition, the investor received an aggregate of 17,000,000 Class A and 17,000,000 Class B common stock purchase warrants with an exercise price of $0.045 and $0.06 per share respectively.


                                      F19

                          ONE VOICE TECHNOLOGIES, INC.

(10) INCOME TAXES:

At December 31, 2005 and December 31, 2004, the Company had net operating loss carry forwards available to reduce future taxable income, if any, of approximately $ 35,300,000 and $30,800,000 respectively, for Federal income tax purposes. It also had net operating loss carry forwards available to reduce future taxable income, if any, of approximately $ 32,500,000 and $ 28,000,000 for state purposes at December 31, 2005 and 2004 respectively. The Federal and state net operating loss carry forwards will begin expiring in 2020 and 2007, respectively. The carryforwards may be limited if a cumulative change in ownership of more than 50% occurs within a three year period.

The expected income tax provision, computed based on the Company's pre-tax income (loss) and the statutory Federal income tax rate, is reconciled to the actual tax provision reflected in the accompanying financial statements as follows:

                                                        2005           2004
                                                    ------------   ------------
Expected tax provision (benefit) at
  statutory rates                                   $   (615,638)  $ (2,918,979)
State taxes, net of Federal benefit                          528            528
Meals & Entertainment                                      2,364          2,923
Change in Valuation Allowance                          1,702,431      1,236,748
Warrant derivative liability                          (2,019,636)     1,088,936
Amortization of beneficial conversion feature            966,827        590,644
Other permanent differences                              (36,076)            --
                                                    ------------   ------------

         Totals                                     $        800   $        800
                                                    ============   ============

The provision (benefit) for income taxes in 2005 and 2004 consists of the following:

                                                        2005           2004
                                                    ------------   ------------

Current:
   Federal                                          $         --   $         --
   State                                                     800            800
                                                    ------------   ------------
         Totals                                              800            800
                                                    ============   ============
Deferred:
   Federal                                                    --             --
   State                                                      --             --
                                                    ------------   ------------
         Totals                                               --             --
                                                    ------------   ------------
         Totals                                     $        800   $        800
                                                    ============   ============

Significant components of the Company's deferred tax assets and liabilities as of December 31, 2005 and December 31, 2004 are shown below:

                                                        2005           2004
                                                    ------------   ------------
Deferred tax assets:
   Accrued vacation                                 $     32,113   $     23,208
   Basis Difference in Fixed Assets                           --         97,713
   Net operating loss                                 14,865,631     12,961,750
   Other                                                  34,362          1,716
                                                    ------------   ------------
         Totals                                     $ 14,932,106   $ 13,084,387
                                                    ------------   ------------
Deferred tax liabilities:
   Deferred State Taxes                                 (981,673)      (852,573)
   Fixed assets                                          (16,188)            --
                                                    ------------   ------------
         Totals                                         (997,861)      (852,573)

         Deferred tax asset (liability)             $ 13,934,245   $ 12,231,814
         Valuation Allowance                         (13,934,245)   (12,231,814)
                                                    ------------   ------------
         Net Deferred Tax Asset (Liability)                    0              0
                                                    ============   ============

                          ONE VOICE TECHNOLOGIES, INC.

(11) COMMITMENTS AND CONTINGENCIES:

The Company leases its facilities and certain equipment under leases that expire at various times through 2010. The following is a schedule by years of future minimum rental payments required under operating leases that have noncancellable lease terms in excess of one year as of December 31, 2005:

Year ending December 31,

                  2006                          188,685
                  2007                          194,259
                  2008                          199,886
                  2009                          206,081
                  2010                          193,515
                                             ----------

                                              $ 982,426
                                             ==========

Rent expense, net of sublease income, amounted to $193,503 for the year ended December 31, 2005.

(12) INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN:

On July 14, 1999, the Company adopted an Incentive and Nonqualified Stock Option Plan (the "Plan") for its employees and consultants under which a maximum of 3,000,000 options (Amendment to increase the available shares from 1,500,000 to 3,000,000 approved by the shareholders in December 2001) and approved by the shareholders may be granted to purchase common stock of the Company. On July 29, 2005 the Company adopted the 2005 Stock Incentive Plan and reserved 60,000,000 shares of the Company's common stock for issuance under the 2005 Plan.

                          ONE VOICE TECHNOLOGIES, INC.

(12) INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN, CONTINUED

Two types of options may be granted under the 2005 Plan: (1) Incentive Stock Options (also known as Qualified Stock Options) which may only be issued to employees of the Company and whereby the exercise price of the option is not less than the fair market value of the common stock on the date it was reserved for issuance under the Plan; and (2) Nonstatutory Stock Options which may be issued to either employees or consultants of the Company and whereby the exercise price of the option is greater than 85% of the fair market value of the common stock on the date it was reserved for issuance under the plan. Grants of options may be made to employees and consultants without regard to any performance measures. All options issued pursuant to the Plan vest at a rate of at least 20% per year over a 5-year period from the date of the grant or sooner if approved by the Board of Directors. All options issued pursuant to the Plan are nontransferable and subject to forfeiture.

The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related interpretations in accounting for its employee stock options because the alternative fair value accounting provided for under SFAS No. 123, "Accounting for Stock-Based Compensation," requires use of option valuation models. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized. The Company follows SFAS No. 123 for stock options granted to non-employees and records a consulting expense equal to the fair value of the options at the date of grant.

During the year ended December 31, 2005 the Company granted 225,000 stock options at an average exercise price of $0.032 to employees and consultants of the Company. Throughout 2005, 25,000 options were terminated.

The number and weighted average exercise prices of options granted under the plan for the years ended December 31, 2005 and 2004 are as follows:


                                              2005                  2004
                                      -------------------   -------------------
                                                  Average               Average
                                                  Exercise              Exercise
                                        Number     Price      Number     Price
                                      ----------  -------   ----------  -------

Outstanding at beginning of the year  1,721,500   $ 2.70    1,900,500   $ 1.54
Granted during the year                 225,000      .04           --       --
Terminated during the year               25,000      .09      179,000     1.12
Exercised during the year                    --       --           --       --
Outstanding at end of the year        1,921,500     1.47    1,721,500     2.70
Exercisable at end of the year        1,720,806     1.61    1,701,361     2.70


The exercise prices for options outstanding as of December 31, 2005 range from $0.03 to $12.80. The weighted average remaining contractual life of these options is approximately 6 years.

                          ONE VOICE TECHNOLOGIES, INC.

(13) WARRANTS:

At December 31, 2004, the Company had warrants outstanding that allow the holders to purchase up to 215,373,361 shares of common stock.

The number and weighted average exercise prices of the warrants for the years ended December 31, 2005 and 2004 are as follows:

                                              2005                  2004
                                      -------------------   -------------------
                                                  Average               Average
                                                  Exercise              Exercise
                                        Number     Price      Number     Price
                                      ----------  -------   ----------  -------
Outstanding at beginning of the year  79,429,673  $ 0.10     16,355,921  $ 0.22
Granted during the year              169,062,610    0.05     75,081,815    0.07
Terminated during the year             1,566,400      --                     --
Exercised during the year             31,552,522    0.02     12,008,063    0.03
Outstanding at end of the year       215,373,361    0.05     79,429,673    0.10
Exercisable at end of the year       181,373,361    0.05     79,429,673    0.10

As an incentive to exercise warrants early, the Company reduced the exercise price to $0.02 Per share for Series A warrants issued in 2005. As a result, the Company raised approximately $540,000. In connection with the re-pricing of warrants to the investors, the Company recorded a charge of approximately $272,000 to reflect the additional benefit created for these investors.

At December 31, 2005, the weighted average remaining contractual life of the warrants was approximately 42 months.

(14) SUBSEQUENT EVENTS:

Subsequent to December 31, 2005, note holders converted additional note principal into common shares as follows:


                                                                Average
                                     Amount       Converted    Exercise
                                    Converted    Shares Into    Price
                                   -----------   -----------   --------
Alpha Capital Akteingesellschaft   $  150,000    11,518,586    $ 0.013
Whalehaven Capital                    270,000    20,368,134    $ 0.013
Ellis Enterprise Limited               65,572     5,855,167    $ 0.013
Omega Capital                          25,000     2,167,075    $ 0.013
Osher Capital                          15,000     1,134,088    $ 0.013
                                   -----------   -----------   --------
                                   $  525,572    41,043,050    $ 0.013
                                   ===========   ===========   ========

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THE INFORMATION CONTAINED IN THIS PROSPECTUS. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.



                                                                   UP TO 289,095,229 SHARES
                                                                            OF OUR
                                                                       OF COMMON STOCK


                    TABLE OF CONTENTS
                                                        Page
Cautionary Note Regarding Forward-Looking Statements       6
Prospectus Summary                                         7
Risk Factors                                              11
Use of Proceeds                                           16      One Voice Technologies, Inc.
Market For Common Equity And Related Stockholder
     Matters                                              16
Management's Discussion And Analysis and Results of
     Operations                                           17
Business                                                  22
Description of Property                                   25
Legal Proceedings                                         25
Management                                                26
Executive Compensation                                    27
Certain Relationships And Related Transactions            29             ________________
Security Ownership Of Certain Beneficial Owners
     And Management                                       29               PROSPECTUS
                                                                         ________________
Description of Securities                                 30
Indemnification for Securities Act Liabilities            30
Plan of Distribution                                      31
Selling Stockholders                                      32
Legal Matters                                             36
Experts                                                   36
Changes In And Disagreements With Accountants On
     Accounting And Financial Disclosure                  37
Available Information                                     37
Index To Financial Statements                             F-1               May 9, 2006




                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under the Nevada General Corporation Law and our Articles of Incorporation, as amended, and our Bylaws, our directors will have no personal liability to us or our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care." This provision does not apply to the directors' (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its stockholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its stockholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its stockholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its stockholders, or
(vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

         The effect of this provision in our Articles of Incorporation and Bylaws is to eliminate the rights of our Company and our stockholders (through stockholder's derivative suits on behalf of our Company) to recover monetary damages against a director for breach of his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (vi) above. This provision does not limit nor eliminate the rights of our Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, our Bylaws provide that if the Nevada General Corporation Law is amended to authorize the future elimination or limitation of the liability of a director, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the law, as amended. The Nevada General Corporation Law grants corporations the right to indemnify their directors, officers, employees and agents in accordance with applicable law.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT

SEC Registration fee                             $835.19
Accounting fees and expenses                      20,000*
Legal fees and expenses                           25,000*
Miscellaneous                                     164.81*
                                                 -------
                                         TOTAL   $46,000*
                                                 =======

* Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

Following is a summary of unregistered securities issued during the period May 2003 through May 2006.

         On April 10, 2003, we entered into a securities purchase agreement with four accredited investors, Alpha Capital Aktiengesellschaft, Ellis Enterprises Ltd., Greenwich Growth Fund Limited, and 01144 Limited for the issuance of 4% convertible debentures in the aggregate amount of $600,000. The notes bear interest at 4% (effective interest rate in excess of 100%), mature on April 10, 2005, and are convertible into our common stock, at the holders' option, at the lower of (i) $0.1166 or (ii) 80% of the average of the five lowest closing bid prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. The note may not be paid, in whole or in part, before April 10, 2005 without the consent of the holder. The full principal amount of the convertible notes is due upon default under the terms of convertible notes. In addition, we issued an aggregate of 350,004 warrants to the investors. The warrants are exercisable until April 10, 2008 at a purchase price of $.1272 per share. Net proceeds amounted to approximately $540,000, net of debt issue cash cost of $60,000. The fair value of the warrants of $25,000 using Black Scholes option pricing model and the beneficial conversion feature of approximately $515,000 have been amortized over the life of the debt using the interest method. Upon conversion of the debt, any unamortized debt issue costs was charged to interest expense.

         On June 30, 2003, we entered into a securities purchase agreement with two accredited investors, Alpha Capital Aktiengesellschaft, and Bristol Investment Fund Limited for the issuance of 4% convertible debentures in the aggregate amount of $500,000. The notes bear interest at 4% (effective interest rate in excess of 100% on the aggregate amount), mature on June 20, 2005, and are convertible into our common stock, at the holders' option, at the lower of
(i) $0.1023 or (ii) 80% of the average of the five lowest closing bid prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. The note may not be paid, in whole or in part, before June 30, 2005 without the consent of the holder. The full principal amount of the convertible notes is due upon default under the terms of convertible notes. In addition, we issued an aggregate of 291,670 warrants to the investors. The warrants are exercisable until June 30, 2008 at a purchase price of $.1116 per share. Net proceeds amounted to approximately $437,500, net of debt issue cash cost of $62,500. The fair value of the warrants of $11,000 using Black Scholes option pricing model and the beneficial conversion feature of approximately $143,000 was amortized as interest expense over the life of the debt using the interest method. Upon conversion of the debt, any unamortized debt issue costs was charged to interest expense.

         On September 17, 2003, we entered into a securities purchase agreement with three accredited investors, Alpha Capital Aktiengesellschaft, Bristol Investment Fund Limited and Ellis Enterprises Ltd for the issuance of 6% convertible debentures in the amount of $375,000. The notes bear interest at 6% (effective interest rate of 80% on the aggregate amount), mature on September 17, 2004, and are convertible into our common stock, at the holders' option, at the lower of (i) $0.0474 or (ii) 78% of the average of the three lowest closing bid prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. The note may not be paid, in whole or in part, before September 17, 2004 without the consent of the holder. The full principal amount of the convertible notes is due upon default under the terms of convertible notes. In addition, we issued 4,746,837 warrants to the investors. The warrants are exercisable until September 17, 2010 at a purchase price of $.0474 per share. Net proceeds amounted to approximately $334,500, net of debt issue cash cost of $40,500. The relative value (limited to the face amount of the debt) of all the warrants of $164,000 using Black Scholes option pricing model, cash cost of $40,500 and the beneficial conversion feature of approximately $170,500 will be amortized over the life of the debt using the interest method. Upon conversion of the debt mentioned above, any unamortized debt issue costs will be charged to expense.

         On November 10, 2003, we entered into a securities purchase agreement with three accredited investors, Alpha Capital Aktiengesellschaft, Bristol Investment Fund Limited and Ellis Enterprises Ltd for the issuance of 6% convertible debentures in the amount of $375,000. The notes bear interest at 6% (effective interest rate of 80% on the aggregate amount), mature on November 10, 2004, and are convertible into our common stock, at the holders' option, at the lower of (i) $0.0474 or (ii) 78% of the average of the three lowest closing bid prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. The note may not be paid, in whole or in part, before November 10, 2004 without the consent of the holder. The full principal amount of the convertible notes is due upon default under the terms of convertible notes. In addition, we issued 4,746,837 warrants to the investors. The warrants are exercisable until November 10, 2010 at a purchase price of $.0474 per share. Net proceeds amounted to approximately $345,000, net of debt issue cash cost of $30,000. The relative value (limited to the face amount of the debt) of all the warrants of $127,000 using Black Scholes option pricing model, cash cost of $30,000 and the beneficial conversion feature of approximately $211,000 will be amortized over the life of the debt using the interest method. Upon conversion of the debt mentioned above, any unamortized debt issue costs will be charged to expense.

         On December 12, 2003, we entered into a securities purchase agreement with La Jolla Cove Investors, Inc. for the issuance of a 7.75% convertible debenture in the aggregate amount of $250,000. The note bears interest at 7.75%, matures on December 12, 2005, and is convertible into our common stock, at the holders' option. The number of common shares this debenture may be converted is equal to the dollar amount of the debenture being converted multiplied by eleven, minus the product of the Conversion Price multiplied by ten times the dollar amount of the Debenture being converted, and the entire forgoing result shall be divided by the Conversion Price. The Conversion Price is defined as the lower of (i) $0.25 or (ii) 80% of the average of the three lowest volume weighted average prices during the twenty (20) trading days prior to Holder's election to convert. Beginning in the first full calendar month after the Registration Statement is declared effective, Holder shall convert at least 7%, but no more than 15% (such 15% maximum amount to be cumulative from the deadline), of the face value of the debenture per calendar month into our common shares, provided that the common shares are available, registered and freely tradable. In addition, we issued an aggregate of 2,500,000 warrants to the investors. The warrants are exercisable until December 12, 2006 at a purchase price of $1.00 per share. Holder will exercise at least 7%, but no more than 15% (such 15% maximum amount to be cumulative from the Deadline), of the Warrants per calendar month, provided that the Common Shares are available, registered and freely tradable. The 15% monthly maximum amount shall not be applicable if the Current Market Price of the Common Stock at anytime during the applicable month is higher than the Current Market Price of the Common Stock on the Closing Date. In the event Holder does not exercise at least 7% of the Warrants in any particular calendar month, Holder shall not be entitled to collect interest on the Debenture for that month. The fair value of the warrants of $18,000 using Black Scholes option pricing model and the beneficial conversion feature of approximately $219,000 will be amortized as interest expense over the life of the debt using the interest method. Upon conversion of the debt mentioned here, any unamortized debt issue costs will be charged to expense. As of December 31, 2003 the principal balance amounted to $250,000 and the unamortized debt discount amounted to approximately $243,000.

         On August 18, 2004, we entered into a securities purchase agreement with four accredited investors, Alpha Capital Aktiengesellschaft, Greenwich Growth Fund Limited, Whalehaven Capital, LP and Whalehaven Fund Limited for the issuance of 7% convertible debentures in the aggregate amount of $700,000. The notes bear interest at 7% (effective interest rate of 146% on the aggregate amount), mature on August 18, 2007, and are convertible into our common stock, at the holders' option, at the lower of (i) $0.085 or (ii) 80% of the average of the three lowest closing bid prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. The note may not be paid, in whole or in part, before August 18, 2007 without the consent of the holder. The full principal amount of the convertible notes is due upon default under the terms of convertible notes. In addition, we issued an aggregate of 7,063,774 warrants to the investors (3,531,887 Class A warrants and 3,531,887 Class B warrants).The Class A warrants are exercisable until August 18, 2009 at a purchase price of $.0935 per share. The Class B warrants are exercisable until August 18, 2009 at a purchase price of $.10625 per share. Net proceeds amounted to approximately $621,000, net of debt issue cash cost of $79,000. The fair value of the warrants of $323,000 using Black Scholes option pricing model and the beneficial conversion feature of approximately $298,000 will be amortized over the life of the debt using the interest method. Upon conversion of the debt, unamortized debt issue costs are charged to expense.

         On October 28, 2004, we entered into a securities purchase agreement with four accredited investors, Alpha Capital Aktiengesellschaft, Stonestreet Limited Partnership, Ellis International Ltd. and Momona Capital Corp. for the issuance of 7% convertible debentures in the aggregate amount of $596,000. The notes bear interest at 7% (effective interest rate of 100% on the aggregate amount), mature on October 28, 2007 and are convertible into our common stock, at the holders' option, at the lower of (i) $0.074 or (ii) 80% of the average of the three lowest closing bid prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. The note may not be paid, in whole or in part, before October 28, 2007 without the consent of the holder. The full principal amount of the convertible note is due upon default under the terms of convertible notes. In addition, we issued an aggregate of 11,825,398 Class A warrants and 11,825,398 Class B warrants to the investors. The warrants are exercisable until October 28, 2009 at a purchase price of $0.07 per share. Net proceeds amounted to approximately $532,000, net of debt issue cash cost of $64,000. The relative value (limited to the face amount of the debt) of all the warrants of $276,000 using Black Scholes option pricing model and the beneficial conversion feature of approximately $319,000 will be amortized over the life of the debt using the interest method. As of December 31, 2004, the balance owed was $266,000 and the unamortized discount amounted to $250,000. Upon conversion of the debt mentioned above, any unamortized debt issue costs will be charged to expense.

         On April 22, 2005, we held a closing with one accredited investor pursuant to which the investor subscribed to purchase an aggregate of 5,500,000 shares of restricted common stock for a total purchase price of $145,200. In addition, the investor received an aggregate of 5,500,000 Class A common stock purchase warrants and 5,500,000 Class B common stock purchase warrants to the investor, representing 100 Class A and Class B warrants issued for each 100 shares which were issued on the closing date. The Class A warrants are exercisable until four years from the closing date at an exercise price of $0.045 per share. The Class B warrants are exercisable until four years from the closing date at an exercise price of $0.06 per share. The holder of the Class B warrants will be entitled to purchase one share of common stock upon exercise of the Class B warrants for each share of common stock previously purchased upon exercise of the Class A warrants.

         On May 6, 2005, we held a closing with one accredited investor pursuant to which the investor subscribed to purchase an aggregate of 2,500,000 shares of restricted common stock for a total purchase price of $66,000. In addition, the investor received an aggregate of 2,500,000 Class A common stock purchase warrants and 2,500,000 Class B common stock purchase warrants to the investor, representing 100 Class A and Class B warrants issued for each 100 shares which were issued on the closing date. The Class A warrants are exercisable until four years from the closing date at an exercise price of $0.045 per share. The Class B warrants are exercisable until four years from the closing date at an exercise price of $0.06 per share. The holder of the Class B warrants will be entitled to purchase one share of common stock upon exercise of the Class B warrants for each share of common stock previously purchased upon exercise of the Class A warrants.

         On July 11, 2005, we held a closing with one accredited investor pursuant to which the investor subscribed to purchase an aggregate of 3,000,000 shares of restricted common stock for a total purchase price of $98,400. In addition, the investor received an aggregate of 3,000,000 Class A common stock purchase warrants and 3,000,000 Class B common stock purchase warrants to the investor, representing 100 Class A and Class B warrants issued for each 100 shares which were issued on the closing date. The Class A warrants are exercisable until four years from the closing date at an exercise price of $0.045 per share. The Class B warrants are exercisable until four years from the closing date at an exercise price of $0.06 per share. The holder of the Class B warrants will be entitled to purchase one share of common stock upon exercise of the Class B warrants for each share of common stock previously purchased upon exercise of the Class A warrants.

         On October 13, 2005, we held our first closing with one accredited investor pursuant to which the investor subscribed to purchase an aggregate of 6,000,000 shares of restricted common stock for a total purchase price of $196,800. In addition, the investor received an aggregate of 6,000,000 Class A common stock purchase warrants and 6,000,000 Class B common stock purchase warrants to the investor, representing 100 Class A and Class B warrants issued for each 100 shares which were issued on the closing date. The Class A warrants are exercisable until four years from the closing date at an exercise price of $0.045 per share. The Class B warrants are exercisable until four years from the closing date at an exercise price of $0.06 per share. The holder of the Class B warrants will be entitled to purchase one share of common stock upon exercise of the Class B warrants for each share of common stock previously purchased upon exercise of the Class A warrants. We received $98,400 of the purchase price on the initial closing date of October 13, 2005 and received an additional $98,400 of the purchase price pursuant to the second closing, which took place on October 25, 2005.

         On January 24, 2006, we issued nonstatutory options to purchase an aggregate of 57,200,000 shares of our common stock at a price equal to $0.016 per share to certain of our employees, directors and consultants. The aforementioned options were issued pursuant to our 2005 Stock Incentive Plan.

         On March 16, 2006, we held a closing with one accredited investor pursuant to which the investor subscribed to purchase an aggregate of 3,000,000 shares of restricted common stock for a total purchase price of $60,000. In addition, the investor received an aggregate of 3,000,000 Class A common stock purchase warrants and 3,000,000 Class B common stock purchase warrants to the investor, representing 100 Class A and Class B warrants issued for each 100 shares which were issued on the closing date. The Class A warrants are exercisable until four years from the closing date at an exercise price of $0.045 per share. The Class B warrants are exercisable until four years from the closing date at an exercise price of $0.06 per share. The holder of the Class B warrants will be entitled to purchase one share of common stock upon exercise of the Class B warrants for each share of common stock previously purchased upon exercise of the Class A warrants.

         On March 20, 2006, we completed a private placement pursuant to a Subscription Agreement which we entered into with several accredited and/or qualified institutional investors dated as of dated as of March 17, 2006, pursuant to which the investors subscribed to purchase an aggregate principal amount of $700,000 in 6% secured convertible promissory notes and one Class A common stock purchase warrant for each one share which would be issued on the closing date assuming full conversion of the secured convertible notes issued on the closing date.

         The secured convertible notes bear simple interest at 6% per annum payable upon each conversion, June 1, 2006 and semi-annually thereafter, and mature 2 years after the date of issuance. Each investor shall have the right to convert the secured convertible notes after the date of issuance and at any time, until paid in full, at the election of the investor into fully paid and nonassessable shares of our common stock. The conversion price per share shall be the lower of(i) $0.043 or (ii) 80% of the average of the three lowest closing bid prices for our common stock for the 30 trading days prior to, but not including, the conversion date as reported by Bloomberg, L.P. on any principal market or exchange where our common stock is listed or traded. The conversion price is adjustable in the event of any stock split or reverse stock split, stock dividend, reclassification of common stock, recapitalization, merger or consolidation. In addition, the conversion price of the secured convertible notes will be adjusted in the event that we spin off or otherwise divest ourselves of a material part of our business or operations or dispose all or a portion of our assets.

         We issued an aggregate of 50,972,111 Class A common stock purchase warrants to the investors, representing one Class A warrant issued for each one share which would be issued on the closing date assuming full conversion of the secured convertible notes issued on the closing date. The Class A warrants are exercisable until four years from the closing date at an exercise price of $0.045 per share. The exercise price of the Class A warrants will be adjusted in the event of any stock split or reverse stock split, stock dividend, reclassification of common stock, recapitalization, merger or consolidation. In addition, the exercise price of the warrants will be adjusted in the event that we spin off or otherwise divest ourselves of a material part of our business or operations or dispose all or a portion of our assets.

         * All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of One Voice Technologies, Inc. or executive officers of One Voice Technologies, Inc., and transfer was restricted by One Voice Technologies, Inc. in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

ITEM 27. EXHIBITS.

The following exhibits are included as part of this Form SB-2.

     Exhibit
     -------
       No.                Description
       ---                -----------

              PLANS OF ACQUISITION

       2.1 Merger Agreement and Plan of Reorganization with Conversational Systems, Inc. dated June 22, 1999 (filed herewith).

              ARTICLES OF INCORPORATION AND BYLAWS

       3.1 Articles of Incorporation of Belridge Holdings Corp. filed with the Nevada Secretary of State on August 23, 1995 (incorporated by reference to Exhibit 3(i) to our Form 10-SB filed October 7,
              1999).

       3.2 Certificate of Amendment of Articles of Incorporation of Belridge Holdings Corp. changing its name to Dead On, Inc. (incorporated by reference to Exhibit 3(i) to our Form 10-SB filed October 7,
              1999). The Certificate originally filed on September 25, 1998, was canceled and re-filed with the Nevada Secretary of State on June 10, 1999.

       3.3 Articles of Merger for the merger of Conversational Systems, Inc. into Dead On, Inc. filed with the Nevada Secretary of State on July 14, 1999 with supporting documents (incorporated by reference to Exhibit 2 to our Form 10-SB, filed October 7, 1999). This document changed the name of the surviving entity, Dead On, Inc., to ConversIt.com, Inc.

       3.4 Certificate of Amendment of Articles of Incorporation of ConversIt.com, Inc. changing its name to One Voice Technologies, Inc. (incorporated by reference to Exhibit 2 to our Form 10-SB filed October 7, 1999).

       3.5    Bylaws of Belridge Holdings Corp. (incorporated by reference to
              Exhibit 3(ii) of our Form 10-SB, filed October 7, 1999).

       3.6 Amendment to Bylaws dated July 11, 2000 (excerpted) (incorporated by reference to Exhibit 4.3 of our Form S-8, filed October 3,
              2000).

       3.7 Certificate of Amendment of Articles of Incorporation increasing One Voice's common stock to 250,000,000.


                 INSTRUMENTS DEFINING RIGHTS OF SECURITY HOLDERS

       4.1 Common Stock Purchase Warrant with Veritas SG Investments from the January 2000 offering (incorporated by reference to Exhibit 4.1 of our Form SB-2, filed November 11, 2000).

       4.2 Form of Common Stock Purchase Warrant from the March 2000 offering (incorporated by reference to Exhibit 4.1 of our Form SB-2, filed November 11, 2000).

       4.3 Securities Purchase Agreement ("SPA") with Nevelle Investors LLC dated October 3, 2000, and Form of Debenture (Exhibit A to the
              SPA), Form of Warrant (Exhibit B to the SPA), Conditional Warrant dated October 3, 2000 (Exhibit C to the SPA) and Registration Rights Agreement dated October 3, 2000 (Exhibit E to the SPA), each with Nevelle Investors LLC (incorporated by reference to Exhibit 4 to our Form 10-QSB, filed November 14, 2000).


                               MATERIAL CONTRACTS

       10.1 Employment Agreement with Dean Weber dated July 14, 1999 (incorporated by reference to Exhibit 10 to our Form 10-SB, filed October 7, 1999). This agreement was amended on April 10, 2000, to increase Mr. Weber's annual salary to $252,000.

       10.2 Consulting Agreement with KJN Management Ltd. For the services of James Hadzicki dated July 14, 1999 (incorporated by reference to
              Exhibit 10 to our Form 10-SB, filed October 7, 1999). This agreement was amended on April 10, 2000, to increase the annual consulting fee to $180,000.

       10.3 Software Agreement with IBM/OEM dated September 21, 1999 (incorporated by reference to Exhibit 4.4 to our Form SB-2 filed November 20, 2000).

       10.4 Software License Agreement with Philips Spech Processing dated March 3, 2000 (incorporated by reference to Exhibit 4.4 to our Form SB-2 filed November 20, 2000).

       10.5 Amended and Restated 1999 Stock Option Plan (incorporated by reference to Exhibit 4.4 to our Form S-8, Amendment No. 1, filed October 4, 2000).

       10.6 Subscription Agreement dated August 8, 2002 (incorporated by reference to our registration statement on Form SB-2 filed September 12, 2002).

       10.7 Alpha Capital Note dated August 8, 2002 (incorporated by reference to our registration statement on Form SB-2 filed September 12,
              2002)

       10.8 Alpha Capital Warrant dated August 8, 2002 (incorporated by reference to our registration statement on Form SB-2 filed September 12, 2002)

       10.9 Stonestreet Note dated August 8, 2002 (incorporated by reference to our registration statement on Form SB-2 filed September 12,
              2002)

       10.10 Stonestreet Warrant dated August 8, 2002 (incorporated by reference to our registration statement on Form SB-2 filed September 12, 2002)

       10.11 Subscription Agreement dated November 14, 2002 (incorporated by reference to our registration statement on Form SB-2 filed September 12, 2002)

       10.12 Alpha Capital Note dated August 8, 2002 (incorporated by reference to our registration statement on Form SB-2 filed September 12,
              2002)

       10.13 Alpha Capital Warrant dated August 8, 2002 (incorporated by reference to our registration statement on Form SB-2 filed September 12, 2002)

       10.14 Ellis Note dated August 8, 2002 (incorporated by reference to our registration statement on Form SB-2 filed September 12, 2002)

       10.15 Ellis Warrant dated August 8, 2002 (incorporated by reference to our registration statement on Form SB-2 filed September 12, 2002)

       10.16 Bristol Note dated August 8, 2002 (incorporated by reference to our registration statement on Form SB-2 filed September 12, 2002)

       10.17 Bristol Warrant dated August 8, 2002 (incorporated by reference to our registration statement on Form SB-2 filed September 12, 2002)

       10.18 Subscription Agreement dated April 10, 2003 (incorporated by reference to our registration statement on Form SB-2 filed April 30, 2003)

       10.19 Form of Warrant dated June 30, 2003 (incorporated by reference to our registration statement on Form SB-2 filed April 30, 2003)

       10.20 Subscription Agreement dated September 17, 2003 (incorporated by reference to our registration statement on Form SB-2 filed October 20, 2003)

       10.21 Form of convertible note dated September 17, 2003 (incorporated by reference to our registration statement on Form SB-2 filed October 20,2003)

       10.22 Form of Warrant dated September 17, 2003 (incorporated by reference to our registration statement on Form SB-2 filed October 20, 2003)

       10.23 Security Agreement dated September 17, 2003 (incorporated by reference to our registration statement on Form SB-2 filed October 20, 2003)

       10.24 Modification Agreement dated September 17, 2003 (incorporated by reference to our registration statement on Form SB-2 filed October 20, 2003)

       10.25 La Jolla Convertible Debenture (incorporated by Reference to our registration statement on Form SB-2 filed December 22, 2003)

       10.26 La Jolla Registration Rights Agreement (incorporated by reference to our registration statement on Form SB-2 filed December 22,
              2003)

       10.27 La Jolla Letter Agreement (incorporated by reference to our registration statement on Form SB-2 filed December 22, 2003)

       10.28 La Jolla Securities Purchase Agreement (incorporated by reference to our registration statement on Form SB-2 filed December 22,
              2003)

       10.29 La Jolla Warrant (incorporated by reference to our registration statement on Form SB-2 filed December 22, 2003)

       10.30 La Jolla Letter Agreement (incorporated by reference to our registration statement on Form SB-2 filed December 22, 2003)

       10.31 Subscription Agreement dated August 18, 2004 (incorporated by reference to our registration statement on Form SB-2 filed September 7, 2004)

       10.32 Form of Convertible Note dated August 18, 2004 (incorporated by reference to our registration statement on Form SB-2 filed September 7, 2004)

       10.33 Form of Class A Warrant dated August 18, 2004 (incorporated by reference to our registration statement on Form SB-2 filed September 7, 2004)

       10.34 Form of Class B Warrant dated August 18, 2004 (incorporated by reference to our registration statement on Form SB-2 filed September 7, 2004)

       10.35 Subscription Agreement, dated October 28, 2004, by and among One Voice Technologies, Inc., Alpha Capital Aktiengesellschaft, Stonestreet Limited Partnership, Ellis International Ltd., and Momona Capital Corp. (incorporated by reference to our current report on Form 8-K filed November 9, 2004)

       10.36 Fund Escrow Agreement dated October 28, 2004, by and among One Voice Technologies, Inc., Alpha Capital Aktiengesellschaft, Stonestreet Limited Partnership, Ellis International Ltd., Momona Capital Corp., and Grushko & Mittman, P.C. (incorporated by reference to our current report on Form 8-K filed November 9,
              2004)

       10.37  Form of Convertible Note issued to Alpha Capital
              Aktiengesellschaft, Stonestreet Limited Partnership, Ellis International Ltd., and Momona Capital Corp. (incorporated by reference to our current report on Form 8-K filed November 9,
              2004)

       10.38 Form of Class A Share Purchase Warrant issued to Alpha Capital Aktiengesellschaft, Stonestreet Limited Partnership, Ellis International Ltd., and Momona Capital Corp. (incorporated by reference to our current report on Form 8-K filed November 9,
              2004)

       10.39 Form of Class B Share Purchase Warrant issued to Alpha Capital Aktiengesellschaft, Stonestreet Limited Partnership, Ellis International Ltd., and Momona Capital Corp. (incorporated by reference to our current report on Form 8-K filed November 9,
              2004)

       10.40 Subscription Agreement, dated March 18, 2005, by and among One Voice Technologies, Inc. and the investors named on the signature pages thereto. (incorporated by reference to our current report on Form 8-K filed March 24, 2005)

       10.41 Form of Convertible Note of One Voice Technologies, Inc. issued to the investors named on the signature pages thereto. (incorporated by reference to our current report on Form 8-K filed March 24,
              2005)

       10.42 Form of Class A Common Stock Purchase Warrant of One Voice Technologies, Inc. issued to the investors named on the signature pages thereto. (incorporated by reference to our current report on Form 8-K filed March 24, 2005)

       10.43 Form of Class B Common Stock Purchase Warrant of One Voice Technologies, Inc. issued to the investors named on the signature pages thereto. (incorporated by reference to our current report on Form 8-K filed March 24, 2005)

       10.44 Subscription Agreement, dated March 17, 2006, by and among One Voice Technologies, Inc. and the investors named on the signature pages thereto. (incorporated by reference to our current report on Form 8-K filed March 23, 2006)

       10.45 Form of Convertible Note of One Voice Technologies, Inc. issued to the investors named on the signature pages thereto. (incorporated by reference to our current report on Form 8-K filed March 23,
              2006)

       10.46 Form of Class A Common Stock Purchase Warrant of One Voice Technologies, Inc. issued to the investors named on the signature pages thereto. (incorporated by reference to our current report on Form 8-K filed March 23, 2006).

       10.47 Subscription Agreement, dated May 5, 2006, by and among One Voice Technologies, Inc. and the investors named on the signature pages thereto. (filed herewith)

       10.48 Form of Convertible Note of One Voice Technologies, Inc. issued to the investors named on the signature pages thereto. (filed herewith)


ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

         (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

                  (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                  (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

                  (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

                  (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

                  (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of La Jolla, State of California, on May 9, 2006.


                          ONE VOICE TECHNOLOGIES, INC.



                                BY: /S/ DEAN WEBER
                                    --------------------------------------------
                                    DEAN WEBER
                                    PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                    (PRINCIPAL EXECUTIVE OFFICER)

                                BY: /S/ JAMES HADZICKI
                                ------------------------------------------------
                                    JAMES HADZICKI
                                    CHIEF FINANCIAL OFFICER
                                    (PRINCIPAL ACCOUNTING AND FINANCIAL OFFICER)

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

      SIGNATURE                           TITLE                       DATE

/S/ DEAN WEBER                    PRESIDENT, CHIEF EXECUTIVE       MAY 9, 2006
-------------------------         OFFICER (PRINCIPAL EXECUTIVE
DEAN WEBER                        OFFICER) AND CHAIRMAN OF THE
                                  BOARD


/S/ JAMES HADZICKI                CHIEF FINANCIAL OFFICER          MAY 9, 2006
-------------------------         (PRINCIPAL ACCOUNTING AND
JAMES HADZICKI                    FINANCIAL OFFICER)



/S/ Rahoul Sharan                 DIRECTOR                         MAY 9, 2006
-------------------------
Rahoul Sharan



/S/ BRADLEY J. AMMON              DIRECTOR                         MAY 9, 2006
-------------------------
BRADLEY J. AMMON